  As filed with the Securities and Exchange Commission on March 26, 2003

                          Investment Company Act Registration No. 811-09999
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM N-1A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933     [_]

                        Pre-Effective Amendment No.                     [_]

                        Post-Effective Amendment No.                    [_]

                                     and/or

                        REGISTRATION STATEMENT UNDER THE

                        INVESTMENT COMPANY ACT OF 1940                  [x]

                                Amendment No. 5                         [x]

                       (Check appropriate box or boxes)

                              -------------------

                         PRUDENTIAL CORE INVESTMENT FUND

               (Exact name of registrant as specified in charter)

                              GATEWAY CENTER THREE
                               100 MULBERRY STREET
                            NEWARK, NEW JERSEY 07102

              (Address of Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, including Area Code: (973) 802-6469

                                Jonathan D. Shain
                              Gateway Center Three
                               100 Mulberry Street
                            Newark, New Jersey 07102
                     (Name and Address of Agent for Service)

===============================================================================

PRUDENTIAL CORE INVESTMENT FUND
     Short-Term Bond Series
     Short-Term Municipal Bond Series
     National Municipal Money Market Series
     Taxable Money Market Series
     Government Money Market Series
     Treasury Money Market Series


PROSPECTUS: MARCH 26, 2003

PRESENTLY, ONLY THE TAXABLE MONEY MARKET SERIES IS AVAILABLE FOR INVESTMENT.



As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's shares nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise.

                                                     [PRUDENTIAL FINANCIAL LOGO]

                                TABLE OF CONTENTS


     4      RISK/RETURN SUMMARY

SHORT-TERM BOND SERIES:

     4      Investment Objective and Principal Strategies
     4      Principal Risks
     5      Evaluating Performance
     5      Fees and Expenses

SHORT-TERM MUNICIPAL BOND SERIES:

     5      Investment Objective and Principal Strategies
     6      Principal Risks
     6      Evaluating Performance
     6      Fees and Expenses

NATIONAL MUNICIPAL MONEY MARKET SERIES:

     7      Investment Objective and Principal Strategies
     7      Principal Risks
     7      Evaluating Performance
     7      Fees and Expenses

TAXABLE MONEY MARKET SERIES:

     8      Investment Objective and Principal Strategies
     8      Principal Risks
     8      Evaluating Performance
     8      Fees and Expenses

GOVERNMENT MONEY MARKET SERIES:

     9      Investment Objective and Principal Strategies
     9      Principal Risks
     9      Evaluating Performance
     9      Fees and Expenses

TREASURY MONEY MARKET SERIES:

     10     Investment Objective and Principal Strategies
     10     Principal Risks
     10     Evaluating Performance
     10     Fees and Expenses

     12     HOW THE FUND INVESTS

     12     Short-Term Bond Series: Investment Objective and Policies
     12     Short-Term Municipal Bond Series: Investment Objective and Policies
     13     National Municipal Money Market Series: Investment Objective and Policies
     14     Taxable Money Market Series: Investment Objective and Policies
     15     Government Money Market Series: Investment Objective and Policies
     16     Treasury Money Market Series: Investment Objective and Policies
     16     Other Investments and Strategies
     17     Investment Risks

     19     HOW THE FUND IS MANAGED

     19     Board of Trustees
     19     Manager
     19     Investment Adviser
     19     Distributor

     19     FUND DISTRIBUTIONS AND TAX ISSUES

     19     Distributions
     19     Tax Issues

     20     HOW TO BUY AND SELL SHARES OF THE SERIES

     20     How to Buy Shares
     20     How to Sell Shares
     20     NAV

     20     FINANCIAL HIGHLIGHTS

     21     FOR MORE INFORMATION (BACK COVER)

RISK/RETURN SUMMARY


This prospectus provides information about the PRUDENTIAL CORE INVESTMENT FUND (the Fund), which consists of six separate series--the SHORT-TERM BOND SERIES, the SHORT-TERM MUNICIPAL BOND SERIES, the NATIONAL MUNICIPAL MONEY MARKET SERIES, the TAXABLE MONEY MARKET SERIES, the GOVERNMENT MONEY MARKET SERIES and the TREASURY MONEY MARKET SERIES (each, a Series). While the Series have some common attributes, each one has its own portfolio managers, investment objective and policies, performance information, and risks. Therefore, some sections of this prospectus deal with each Series separately, while other sections address two or more Series at the same time. On or about June 23, 2003, the name of the Fund will change to Dryden Core Investment Fund.

In sections that concern only one particular Series as identified in the section heading, "the Series" refers to that particular Series.

Shares of each Series are available for purchase only by investment companies managed by Prudential Investments LLC (PI) and certain current and future investment advisory clients of Prudential Investment Management, Inc. (PIM) that can rely on an Order issued by the Securities and Exchange Commission (the Commission) that permits their joint investment in the Series of the Fund. The Fund and its Series are managed in compliance with the terms and conditions of the Order.

PRESENTLY, ONLY THE TAXABLE MONEY MARKET SERIES IS AVAILABLE FOR INVESTMENT.


This section highlights key information about each Series. Additional information follows this summary.

SHORT-TERM BOND SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is INCOME CONSISTENT WITH RELATIVE STABILITY OF PRINCIPAL. This means we look for investments that we think will provide a high level of current income, but which are expected to experience minimal fluctuations in value. We normally invest at least 80% of the Series' INVESTABLE ASSETS (net assets plus any borrowings made for investment purposes) in bonds. These securities will include money market obligations, bonds and other fixed income debt obligations such as U.S. Government securities (including U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. The Series will invest primarily in debt obligations with a remaining average life of three years or less. While we make every effort to achieve our objective, we can't guarantee success.


PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests primarily in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations generally are subject to CREDIT RISK--the risk that the issuer may be unable to make principal and interest payments when they are obligated to do so, as well as MARKET RISK--the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series' investment in asset-backed securities are also subject to PREPAYMENT RISK--the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations.

There is also risk involved in the investment strategies we may use. The Series may use alternative investment strategies, such as DERIVATIVES, to attempt to improve the Series' return or protect its assets. The use of derivatives involves the investment adviser attempting to predict whether an underlying investment will go up or down at a future date. These DERIVATIVE STRATEGIES may present above average risk. Derivatives may not fully match or offset the underlying positions and this could result in losses to the Series that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile, possibly resulting in magnified losses and missed opportunities.

There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investment in the Series could lose value, and you could lose money.


An investment in the Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

RISK/RETURN SUMMARY

EVALUATING PERFORMANCE


A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Short-Term Bond Series.


SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)


Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None

        ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)*


Management fees                                      0%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                     0%
= TOTAL ANNUAL SERIES OPERATING EXPENSES             0%*


           * BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT,
                       NO EXPENSE INFORMATION IS PROVIDED.

EXAMPLE

This example is intended to help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                     1 YR             3 YRS
Short-Term Bond Series shares                        $ N/A            $ N/A

SHORT-TERM MUNICIPAL BOND SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is a HIGH LEVEL OF CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAXES. To achieve our objective, we normally invest at least 80% of the Series' INVESTABLE ASSETS (net assets plus any borrowings made for investment purposes) in bonds that are exempt from federal income taxes. These securities will include notes, general obligation and limited obligation or revenue bonds, as well as municipal bonds, all of which we collectively refer to as "municipal debt obligations." General obligation bonds are secured by the municipal issuer's pledge of its faith, credit and taxing power for payment of principal and interest. Revenue bonds rely on the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise or other specific revenue source. Municipal notes include tax, revenue or bond anticipation notes, which are issued to obtain funds for various public purposes.

The Series may invest in municipal debt obligations of medium quality, that is, obligations of municipal issuers that possess adequate but not outstanding capacities to service their debt. The Series may invest, without limitation, in municipal debt obligations rated A and Baa by Moody's Investors Service, Inc. and A and BBB by Standard & Poor's Ratings Service, as well as municipal debt obligations that are not rated, but which the Series' investment adviser deems to be of equivalent quality. The Series will invest primarily in municipal debt obligations that have a remaining average life of three years or less. The Series may also buy and sell financial futures and options on futures for the purpose of hedging its securities portfolio or to enhance the Series' returns. While we make every effort to achieve our objective, we can't guarantee success.


The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposes of the federal alternative minimum tax. This means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. Shareholders should consult with their tax adviser regarding the applicability of the federal alternative minimum tax.

PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests primarily in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to CREDIT RISK - the risk that the issuer may be unable to make principal and interest payments when they are due, as well as MARKET RISK - the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series' investment in municipal asset-backed securities are also subject to PREPAYMENT RISK - the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Series to reinvest in lower yielding obligations.


The value of medium quality municipal debt obligations is more likely to react to developments affecting credit or market risk than higher rated obligations.


There is also risk involved in the investment strategies we may use. The Series may use alternative investment strategies, such as DERIVATIVES, to attempt to improve the Series' return or protect its assets. The use of derivatives involves the investment adviser attempting to predict whether an underlying investment will go up or down at a future date. These DERIVATIVE STRATEGIES may present above average risk. Derivatives may not fully match or offset the underlying positions and this could result in losses to the Series that would not otherwise have occurred. Using derivatives can be costly and derivatives can be volatile, possibly resulting in magnified losses and missed opportunities.


There is always the risk that investments will not perform as we thought they would. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

RISK/RETURN SUMMARY

EVALUATING PERFORMANCE


A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Short-Term Municipal Bond Series.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None


        ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)*



Management fees                                      0%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                     0%
= TOTAL ANNUAL SERIES OPERATING EXPENSES             0%*


           * BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT,
                       NO EXPENSE INFORMATION IS PROVIDED.

EXAMPLE

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                     1 YR             3 YRS
Short-Term Municipal Bond Series shares              $ N/A            $ N/A

NATIONAL MUNICIPAL MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAXES, PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we look for investments that we think will provide a high level of tax-exempt current income. To achieve our objective, we normally invest at least 80% of the Series' INVESTABLE ASSETS (net assets plus any borrowings made for investment purposes) in money market instruments that pay income exempt from federal income taxes. These securities include short-term debt obligations issued by state and local governments, municipal commercial paper, variable rate demand obligations, and municipal asset-backed securities. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars. While we make every effort to achieve our objective and maintain a net asset value of $1 per share, we can't guarantee success.


The interest on certain municipal debt obligations that we may purchase may be considered a preference item for purposes of the federal alternative minimum tax. This means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. Shareholders should consult with their tax adviser regarding the applicability of the federal alternative minimum tax.

PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to CREDIT RISK
- the risk that the issuer may be unable to make principal and interest payments when they are due, as well as MARKET RISK - the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. The Series' investment in municipal asset-backed securities are also subject to PREPAYMENT RISK - the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Series to reinvest in lower yielding obligations.

There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a net asset value (NAV) of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.


RISK/RETURN SUMMARY

EVALUATING PERFORMANCE


A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the National Municipal Money Market Series.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None


        ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)*



Management fees                                      0%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                     0%
= TOTAL ANNUAL SERIES OPERATING EXPENSES             0%*


           * BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT,
                       NO EXPENSE INFORMATION IS PROVIDED.

EXAMPLE

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                     1 YR             3 YRS
National Municipal Money Market Series shares        $ N/A            $ N/A

TAXABLE MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we look for investments that we think will provide a high level of current income. To achieve our objective, we invest in short-term money market instruments issued by the U.S. Government, its agencies and instrumentalities, commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies, and obligations issued by foreign banks, companies or foreign governments. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars, and municipal notes. While we make every effort to achieve our objective and maintain a net asset value of $1 per share, we can't guarantee success.


PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to CREDIT RISK
- the risk that the issuer may be unable to make principal and interest payments when they are due, as well as MARKET RISK - the risk that the securities could lose value because interest rates change or investors lose confidence in the ability of issuers in general to pay back their debt. With respect to the Series' investments in asset-backed securities, there is a RISK OF PREPAYMENT, which means that if the underlying obligations are paid before they are due, the security may discontinue paying an attractive rate of income, which could adversely affect yield and could require the Series to reinvest in lower-yielding obligations. The Series' investment in foreign securities involves additional risks. For example, foreign banks and companies generally are not subject to regulatory requirements comparable to those applicable to U.S. banks and companies. In addition, political developments and changes in currency rates may adversely affect the value of foreign securities. In all cases, however, we invest only in U.S. dollar-denominated securities.


There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.

An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve the value of an investment at $1 per share, it is possible to lose money by investing in the Series.

RISK/RETURN SUMMARY

EVALUATING PERFORMANCE


A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Taxable Money Market Series.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None


         ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)



Management fees                                   .023%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                  .007%
= TOTAL ANNUAL SERIES OPERATING EXPENSES          .030%


EXAMPLE

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                 1 YR           3 YRS          5 YRS        10 YRS
Taxable Money Market Series shares                $ 3            $ 10           $ 18         $ 41


GOVERNMENT MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we look for investments that we think will provide a high level of current income. We normally invest at least 80% of the Series' INVESTABLE ASSETS (net assets plus any borrowings made for investment purposes) in money market instruments issued by the U.S. Government, its agencies and instrumentalities. These securities include mortgage-backed securities issued by U.S. Government agencies. The Series will invest only in instruments that mature in thirteen months or less and which are denominated in U.S. dollars. While we make every effort to achieve our objective and maintain a NAV value of $1 per share, we can't guarantee success.


PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Government are generally subject to market risk, the risk that the securities could lose value because of interest rate changes.


There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.


An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.


RISK/RETURN SUMMARY


EVALUATING PERFORMANCE

A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Government Money Market Series.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None


        ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)*



Management fees                                      0%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                     0%
= TOTAL ANNUAL SERIES OPERATING EXPENSES             0%


           * BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT,
                       NO EXPENSE INFORMATION IS PROVIDED.

EXAMPLE

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                    1 YR              3 YRS
Government Money Market Series shares               $ N/A             $ N/A

TREASURY MONEY MARKET SERIES
INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we look for investments that we think will provide a high level of current income. We normally invest at least 80% of the Series' INVESTABLE ASSETS (net assets plus any borrowings made for investment purposes) in money market instruments issued by the U.S. Treasury, which are backed by the full faith and credit of the United States. The Series will invest only in instruments that mature in thirteen months or less. While we make every effort to achieve our objective and maintain a NAV of $1 per share, we can't guarantee success.


PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. Since the Series invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations of the U.S. Treasury are generally subject to MARKET RISK - the risk that the securities could lose value because of interest rate changes.


There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a NAV of $1 per share. Like any mutual fund, an investment in the Series could lose value, and you could lose money.


An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Although the Series seeks to preserve a NAV of an investment at $1 per share, it is possible to lose money by investing in the Series.


RISK/RETURN SUMMARY

EVALUATING PERFORMANCE


A number of factors - including risk - affect how the Series performs. Past performance, before and after taxes, does not mean that the Series will achieve similar results in the future.


FEES AND EXPENSES OF THE SERIES

These tables show the fees and expenses that you may pay if you buy and hold shares of the Treasury Money Market Series.

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
  (as a percentage of offering price)                                            None
Maximum deferred sales charge (load)
  (as a percentage of the lower of original purchase price or sale proceeds)     None
Maximum sales charge (load)
  imposed on reinvested dividends and other distributions                        None
Redemption fees                                                                  None
Exchange fee                                                                     None


        ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES' ASSETS)*



Management fees                                      0%
+ Distribution and service (12b-1) fees           None
+ Other expenses                                     0%
= TOTAL ANNUAL SERIES OPERATING EXPENSES             0%*


           * BECAUSE THIS SERIES IS NOT YET AVAILABLE FOR INVESTMENT,
                       NO EXPENSE INFORMATION IS PROVIDED.

EXAMPLE

This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.


The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                     1 YR             3 YRS
Treasury Money Market Series shares                  $ N/A            $ N/A

HOW THE FUND INVESTS

SHORT-TERM BOND SERIES: INVESTMENT OBJECTIVE AND POLICIES


The investment objective of this Series is INCOME CONSISTENT WITH RELATIVE STABILITY OF PRINCIPAL. This means we seek investments that will provide a high level of current income, but which are expected to experience minimal fluctuations in value. We invest primarily (at least 80% of the Series' INVESTABLE ASSETS) in money market obligations, bonds and other fixed income debt obligations such as U.S. Government securities (U.S. Treasury bills, notes and bonds), mortgage-backed securities, asset-backed securities, foreign securities and other short-term debt obligations. While we make every effort to achieve our objective, we can't guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.


     The Series will invest at least 65% of its total assets in debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include obligations that have stated maturities in excess of three years, but which have a remaining average life not exceeding three years.


     The money market obligations that the Series may purchase will be rated in one of the two highest quality rating categories by a nationally recognized statistical rating organization (NRSRO), such as Moody's Investors Services, Inc. (rated at least MIG -2 or P-2) or Standard & Poor's Ratings Services (rated at least SP-1 or A-2). For bonds and other fixed income debt obligations, the Series may purchase only obligations that are rated as "investment grade" by an NRSRO. This means that the obligation has received one of the four highest ratings by an NRSRO. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

     From time to time we may invest up to 35% of the Series' total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV value of shares of the Series may be more susceptible to principal fluctuations.


     A MORTGAGE-BACKED SECURITY is a security that is backed by mortgage obligations. Investors in these securities receive payments of interest, principal or both interest and principal on the underlying mortgages. An ASSET-BACKED SECURITY is a loan, note or other investment that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans and credit card receivables. CERTIFICATES OF DEPOSIT, TIME DEPOSITS AND BANKERS' ACCEPTANCES are obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.


     DEBT OBLIGATIONS in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include DEMAND FEATURES, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time.

     FOREIGN SECURITIES and foreign markets involve additional risk. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.

     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the Statement of Additional Information (SAI), "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

SHORT-TERM MUNICIPAL BOND SERIES: INVESTMENT OBJECTIVE AND POLICIES


The investment objective of this Series is a HIGH LEVEL OF CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAXES. We invest primarily (at least 80% of the Series' INVESTABLE ASSETS) in municipal debt obligations (defined earlier under "Risk/Return Summary" for the Short-Term Municipal Bond Series) of medium quality. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.


     The Series will invest at least 65% of its total assets in municipal debt obligations with a remaining average life of three years or less. For purposes of this percentage limitation, the investments may include municipal debt obligations that have stated maturities in excess of three years, but which have remaining maturities not exceeding three years. Interest on certain municipal debt obligations may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. The Series may invest in AMT Paper without limit.


     The Series may purchase obligations that are rated as "medium grade" by a NRSRO, which means that the obligation is rated as being neither highly protected nor poorly secured. The ability of the issuer to make the interest and principal payments on these municipal debt obligations may appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any extended period of time. Such obligations lack outstanding investment characteristics and in fact may have speculative characteristics as well. We may also invest in instruments that are not rated, but which we believe are of comparable quality to the instruments described above.

     The Series may also invest in INVERSE FLOATERS, ZERO COUPON MUNICIPAL SECURITIES, AND MONEY MARKET OBLIGATIONS. Inverse floaters are debt instruments with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. The price of an inverse floater will be considerably more volatile than that of a fixed-rate bond. Zero coupon municipal securities do not pay current interest, but are purchased at a discount from their face value. The Series may only purchase money market obligations rated in one of the two highest quality rating categories by a NRSRO.

     From time to time, we may invest up to 35% of the Series' total assets in debt obligations with remaining maturities in excess of three years. These obligations may offer higher interest rates, but may also be more sensitive to interest rate changes, which means that the NAV of shares of the Series may be more susceptible to principal fluctuations.

     DEBT OBLIGATIONS in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include DEMAND FEATURES, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time.

     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

NATIONAL MUNICIPAL MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAXES, PRESERVATION OF CAPITAL AND MAINTENANCE OF LIQUIDITY. This means we seek investments that will provide a high level of tax-exempt current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.


     We invest primarily (at least 80% of the Series' INVESTABLE ASSETS) in a diversified portfolio of short-term debt obligations issued by states, territories and possessions of the United States and the District of Columbia, and their respective political subdivisions. The interest on these debt obligations is wholly exempt from federal income taxes. The exemption from federal income taxes is supported by an opinion of counsel to the issuer. These securities are generally known as "Municipal Bonds" or "Municipal Notes." Interest on certain Municipal Bonds and Municipal Notes may be a preference item for purposes of the federal alternative minimum tax (AMT Paper), which means that certain investors who receive distributions from the Series will be subject to federal income taxes on such distributions. The Series may invest in AMT Paper without limit.

     The Series invests in high-quality money market instruments to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended (the 1940 Act). As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody's Investors Services, Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor's Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Series' investment adviser.

     DEBT OBLIGATIONS in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that are subject to DEMAND FEATURES, which provide liquidity and allow us to demand repayment of a debt obligation before the obligation is due or matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market mutual funds.


     The Series' investments may include variable rate demand obligations (VRDOs) and VRDOs in the form of participation interests (Participating VRDOs) in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Series may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest on a short notice period, not exceeding seven days. Participating VRDOs provide the Series with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the Participating VRDOs from the financial institution on a short notice period, not exceeding seven days. There is a possibility, because of default or insolvency, that the demand features of VRDOs or Participating VRDOs may not be honored.

     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. These rights are referred to as "PUTS" and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security. One form of liquidity puts consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or "tender option." Tender option bonds are the functional equivalent of ordinary variable or floating rate obligations.


     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

TAXABLE MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.


     We invest in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities, as well as commercial paper, asset-backed securities, funding agreements, variable rate demand notes, bills, notes and other obligations issued by banks, corporations and other companies (including trust structures), obligations issued by foreign banks, companies or foreign governments, and municipal notes.

     The Series invests in high-quality money market instruments to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments we purchase must be (i) rated in one of the two highest short-term rating categories by at least two NRSROs or by one NRSRO if only one NRSRO rates those money market instruments, such as Moody's Investors Services, Inc. (rated at least MIG-2 or Prime-2) or Standard & Poor's Rating Services (rated at least SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or by only one NRSRO if only one NRSRO rates those money market instruments, or (iii) if unrated, of comparable quality as determined by the Series' investment adviser. All securities that we purchase will be denominated in U.S. dollars.


     DEBT OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the Government National Mortgage Association (GNMA or "Ginnie Mae"). Debt securities issued by other government entities, such as obligations of the Federal National Mortgage Association (FNMA or "Fannie Mae") and the Student Loan Marketing Association (SLMA or "Sallie Mae"), are not backed by the full faith and credit of the U.S. Government. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt.


     COMMERCIAL PAPER is short-term debt obligations of banks, corporations and other borrowers. The obligations are usually issued by financially strong businesses and often include a line of credit to protect purchasers of the obligations. FUNDING AGREEMENTS are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. An ASSET-BACKED SECURITY is a loan or note that pays interest based upon the cash flow of a pool of assets, such as mortgages, loans and credit card receivables. CERTIFICATES OF DEPOSIT, TIME DEPOSITS, BANKERS' ACCEPTANCES AND BANK NOTES are obligations issued by or through a bank. These instruments depend upon the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.

     DEBT OBLIGATIONS in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include DEMAND FEATURES, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of our expectation that we can demand repayment of the obligation at an agreed-upon price within a relatively short period of time. This procedure follows the rules applicable to money market mutual funds.

     FOREIGN SECURITIES and foreign markets involve additional risks. Foreign laws and accounting standards typically are not as strict as they are in the U.S. Foreign fixed income and currency markets may be less stable than U.S. markets. Changes in the exchange rates of foreign currencies can affect the value of foreign assets.


     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as "PUTS" and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.


     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

GOVERNMENT MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we cannot guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

     We invest primarily (at least 80% of the Series' INVESTABLE ASSETS) in a diversified portfolio of short-term debt obligations issued by the U.S. Government, its agencies and instrumentalities.


     The Series invests in money market instruments, issued by the U.S. Government and its agencies to try to provide investors with current income while maintaining a stable NAV of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of Rule 2a-7 under the 1940 Act. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present "minimal credit risk" and are of "eligible quality." "Eligible quality" for this purpose includes all short-term debt obligations of the U.S. government, its agencies and instrumentalities in which the Series may invest.


     DEBT OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT and government-related entities include debt securities backed by the full faith and credit of the U.S. Government, such as obligations of the GNMA. Debt securities issued by other government entities, such as obligations of the FNMA and the SLMA, are not backed by the full faith and credit of the U.S. Government. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, such as the Farm Credit System, depend entirely upon their own resources to repay their debt.

     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as "PUTS" and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.


     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

TREASURY MONEY MARKET SERIES: INVESTMENT OBJECTIVE AND POLICIES

The investment objective of this Series is CURRENT INCOME CONSISTENT WITH THE PRESERVATION OF CAPITAL AND THE MAINTENANCE OF LIQUIDITY. This means we seek investments that will provide a high level of current income. While we make every effort to achieve our objective, we can't guarantee success. Our investment objective is a fundamental investment policy, which means that it cannot be changed without shareholder approval.

     We invest primarily (at least 80% of the Series' INVESTABLE ASSETS) in a diversified portfolio of short-term debt obligations issued by the U.S. Treasury that are backed by the full faith and credit of the United States.


     The Series invests in U.S. Treasury money market instruments to try to provide investors with current income while maintaining a stable NAV value of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. This means that we manage its portfolio to comply with the requirements of the 1940 Act Rule 2a-7. As such, we will not acquire any security with a remaining maturity exceeding thirteen months, and we will maintain a dollar-weighted average portfolio of 90 days or less. In addition, we will comply with the diversification, quality and other requirements of Rule 2a-7. This means, generally, that the money market instruments that we purchase present "minimal credit risk" and are of "eligible quality." "Eligible quality" for this purpose applies to all short-term debt obligations of the U.S. Treasury in which the Series may invest.

     DEBT SECURITIES ISSUED BY THE U.S. TREASURY have different interest rates and maturities, but they are all backed by the full faith and credit of the U.S. Government. Brokerage firms sometimes "strip" down Treasury debt securities into their component parts: the Treasury's obligation to make periodic interest payments and its obligation to repay the amounts borrowed. These STRIPPED SECURITIES are sold to investors separately. Stripped securities do not make periodic interest payments, but they are typically sold at a discount and then redeemed for their face value on their maturity dates. These securities increase in value when interest rates fall and lose value when interest rates rise. However, the value of stripped securities generally fluctuates more in response to interest rate movements than the value of traditional bonds. The Series may try to earn money by buying stripped securities at a discount and either selling them after they increase in value or holding them until they mature. The Series may also invest in Treasury Inflation Protected Securities, known as "TIPS," if these securities are deemed to comply with the requirements of Rule 2a-7.


     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Series may purchase may be accompanied with the right to resell the instrument prior to the instrument's maturity. In addition, we may separately purchase rights to resell these instruments. These rights are referred to as "PUTS" and are acquired by the Series to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the security.


     The Board of the Fund can change investment policies that are not fundamental. For more information, see "Investment Risks" below and the SAI, "Description of the Series, Their Investments and Risks." The SAI contains more information about the Series. To obtain a copy, see the back cover page of this prospectus.


HOW THE FUND INVESTS

OTHER INVESTMENTS AND STRATEGIES


In addition to the principal strategies, we may also use the following investments and strategies to try to increase the Series' returns or protect their assets if market conditions warrant.

JOINT TRADING ACCOUNTS

Each Series intends to participate in one or more JOINT TRADING ACCOUNTS whereby the Series, along with other investment companies managed by PI, will jointly engage in repurchase agreements and jointly purchase money market instruments and short-term investment securities. The ability of the Series to participate in these joint trading accounts will be conditioned upon requirements imposed by an Order received from the Commission, as may be amended from time to time.

REPURCHASE AGREEMENTS

Each Series (except Treasury Money Market Series) intends to use REPURCHASE AGREEMENTS, where a party agrees to sell a security to a Series and then repurchase it at an agreed-upon price at a stated time. This creates a fixed return for a Series. A Series will only enter into these repurchase agreements with parties whom we believe can honor their obligations in the transactions.

REVERSE PURCHASE AGREEMENTS


Each Series may use REVERSE REPURCHASE AGREEMENTS, where we borrow money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price at a stated time.


WHEN-ISSUED AND DELAYED DELIVERY SECURITIES


Each Series may also purchase money market or other obligations on a "WHEN-ISSUED" or "DELAYED DELIVERY" basis. When a Series makes this type of purchase, the price and interest rates are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. A Series does not earn interest income until the date the obligations are delivered.


FLOATING AND VARIABLE RATE SECURITIES

Each Series may purchase FLOATING RATE and VARIABLE RATE securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return a Series will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to a Series.

ADDITIONAL STRATEGIES


Each Series also follows certain policies when it BORROWS MONEY (a Series may borrow up to 33 1/3% of the value of its total assets); LENDS ITS SECURITIES to others (each Series may lend up to 33 1/3% of its total assets, including collateral received in the transaction); and holds ILLIQUID SECURITIES (each Series, except Short-Term Bond Series and Short-Term Municipal Bond Series, may hold up to 10% of its net assets in securities, including certain restricted securities, which do not have a readily available market, repurchase agreements with maturities longer than seven days and VRDOs or Participating VRDOs with notice periods for demand of unpaid principal and accrued interest exceeding seven days; Short-Term Bond Series and Short-Term Municipal Bond Series may each hold up to 15% of its respective net assets in such illiquid securities). Each Series is subject to certain investment restrictions that are fundamental policies, which means that they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.


DERIVATIVE STRATEGIES


We may use a number of alternative investment strategies--including DERIVATIVES
- to try to improve the Short-Term Bond Series' and the Short-Term Municipal Bond Series' returns and to protect their respective assets, although we cannot guarantee these strategies will work, that the instruments necessary to implement these strategies will be available or that either Series will not lose money. Derivatives--such as futures, options and options on futures--involve costs and can be volatile. With derivatives, the investment adviser tries to predict whether the underlying investment--a security, market index, currency, interest rate or some other investment--will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Short-Term Bond Series' or the Short-Term Municipal Bond Series' overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or use any particular instrument. Any derivatives that either the Short-Term Bond Series or the Short-Term Municipal Bond Series may use may not match or offset the Series' underlying holdings. For more information about these strategies, see the SAI, "Description of the Series, Their Investments and Risks."


HOW THE FUND INVESTS

INVESTMENT RISKS


As noted previously, all investments involve risk, and investing in the Fund is no exception. This chart outlines the key risks and potential rewards of the principal strategies each Series may make. See "Description of the Series, Their Investments and Risks" in the SAI.



INVESTMENT TYPE % OF
FUND'S TOTAL ASSETS                        RISKS                                             POTENTIAL REWARDS
-------------------                        -----                                             -----------------
HIGH-QUALITY MONEY                         Credit risk - the risk that the borrower cannot   Regular interest income
MARKET OBLIGATIONS OF ALL                  pay back the money borrowed or make interest
TYPES                                      payments or, in the case of VRDOs, that the       Generally more secure than stock and
                                           issuer of a put may not be able to meet its       equity securities since corporate
ALL SERIES                                 obligation to purchase the underlying security    issuers must pay their debts before
(INCLUDING INVESTMENT GRADE BONDS FOR                                                        paying stockholders
SHORT-TERM BOND SERIES):                   Market risk-the risk that the obligations may
Up to 100%                                 lose value because interest rates change or
                                           there is a lack of confidence in borrowers in
                                           general

MEDIUM QUALITY MUNICIPAL                   Lower-rated debt obligations are more volatile    Investors may realize higher returns
DEBT OBLIGATIONS                           than higher-rated securities and demonstrate      based upon higher interest rates
                                           greater credit and market risk                    paid on lower-rated debt obligations
SHORT-TERM MUNICIPAL BOND
SERIES:
Up to 100%

FOREIGN SECURITIES                         Foreign markets, economies and political          Investors can participate in the
                                           systems may not be as stable as in the U.S.       growth of foreign markets through
SHORT-TERM BOND SERIES AND TAXABLE MONEY                                                     the Fund's investments in companies
MARKET SERIES:                             Currency risk-changing values of foreign          operating in those markets
Up to 100%                                 currencies can cause losses                       May profit from changing values of
                                                                                             foreign currencies
                                           May be less liquid than U.S. stocks and bonds.
                                                                                             Opportunities for diversification
                                           Differences in foreign laws, accounting
                                           standards, public information, custody and
                                           settlement practices may result in less
                                           reliable information on foreign investments and
                                           more risk

DERIVATIVES                                The value of derivatives (such as futures and     The Fund could make money and
                                           options) that are used to hedge a portfolio       protect against losses if the
SHORT-TERM BOND SERIES, SHORT-TERM         security is generally determined independently    investment analysis proves correct
MUNICIPAL BOND SERIES:                     from that security and could result in a loss
Up to 100%                                 to the Series when the price movement of the      Derivatives that involve leverage
                                           derivative does not correlate with a change in    could generate substantial gains at
                                           the value of the portfolio security               low cost

                                           Derivatives may not have the intended effects     One way to manage the Fund's
                                           and may result in losses or missed opportunities  risk/return balance is by locking in the value of an investment ahead of
                                           The other party to a derivatives contract could   time
                                           default

                                           Derivatives can increase share price volatility   Hedges that correlate well with an
                                           and those that involve leverage could magnify     underlying position can reduce or
                                           losses                                            eliminate investment income or
                                                                                             capital gains at low cost

                                           Certain types of derivatives involve costs to
                                           the Fund that can reduce returns

ILLIQUID SECURITIES                        May be difficult to value precisely               May offer a more attractive yield or
                                                                                             potential for growth than more
SHORT-TERM BOND SERIES AND SHORT-TERM      May be difficult to sell at the time or price     widely traded securities
MUNICIPAL BOND SERIES:                     desired
Up to 15% of net assets
ALL OTHER SERIES:
Up to 10% of net assets

HOW THE FUND IS MANAGED

BOARD OF TRUSTEES


The Fund's Board of Trustees oversees the actions of the Manager, investment adviser and Distributor, and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.


MANAGER


PRUDENTIAL INVESTMENTS LLC (PI) 100 MULBERRY STREET, GATEWAY CENTER THREE, NEWARK, NEW JERSEY 07102


     Under a management agreement with the Fund, PI manages the Fund's investment operations and administers its business affairs. The Fund reimburses PI for its costs and expenses incurred in managing the Fund's investment operations and administering its business affairs.


     PI and its predecessors have served as manager or administrator to investment companies since 1987. As of December 31, 2002, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $86.1 billion.


INVESTMENT ADVISER

     Prudential Investment Management, Inc. (PIM) is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Gateway Center Two, 100 Mulberry Street, Newark NJ 07102. PI has responsibility for all investment advisory services, supervises PIM and pays PIM for its services.


     The PIM Fixed Income Group is organized into teams specializing in different sectors of the fixed income market: U.S. and non-U.S. government bonds and mortgages, U.S. and non-U.S. investment grade corporate bonds, high yield bonds, emerging market bonds, municipal bonds and money market securities.

     The Money Markets Team, headed by Joseph Tully, is primarily responsible for overseeing the day-to-day management of the Fund. The Team develops and coordinates the Fund's investment strategy. "Top-down" investment decisions such as maturity, yield curve, and sector positioning are made consistent with a PIM Fixed Income-wide Strategic Outlook, while "bottom-up" security selection is done by the Money Markets Sector Team. The Strategic Outlook is developed quarterly by a team led by the Chief Investment Officer, Patricia L. Cook. The Strategic Outlook assesses the likely ranges of economic and interest rate scenarios to provide a Prudential Fixed Income-wide view on the economy, interest rates, yield curve, and risk levels in each major bond market, both U.S. and globally.


DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. PIMS does not receive any compensation from the Fund for distributing its shares.

FUND DISTRIBUTIONS AND TAX ISSUES

Investors who buy shares of a Series should be aware of some important tax issues. For example, each Series distributes DIVIDENDS and CAPITAL GAINS, if any, to shareholders. These distributions are subject to taxes.

The following briefly discusses some of the important tax issues that should be considered, but is not meant to be tax advice:

DISTRIBUTIONS


Each Series distributes DIVIDENDS of any net investment income to shareholders every month. The dividends received from a Series (other than certain dividends from the National Municipal Money Market Series and the Short-Term Municipal Bond Series) will be taxed as ORDINARY INCOME for U.S. federal income tax purposes, whether or not they are reinvested in the Series. Although none of the Series is likely to realize capital gains because of the types of securities we purchase, any realized net CAPITAL GAINS will be paid to shareholders (typically once a year). CAPITAL GAINS are generated when the Series sells assets for a profit. Distributions of dividends and capital gains are automatically reinvested in the Series.


TAX ISSUES

Fund distributions are generally taxable in the year they are received, except when we declare certain dividends in October, November or December of a calendar year, but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31st of the prior year.

HOW TO BUY AND SELL SHARES OF THE SERIES

HOW TO BUY SHARES


Shares of the Fund and each Series are available only to investment companies managed by PI and certain investment advisory clients of the investment adviser that have received an Order issued by the Commission that allows them to invest in the Fund. The purchase of shares of the Fund is subject to the terms and conditions set forth in the Order. For an explanation of the procedures for pricing the Fund's shares, see "Net Asset Value" in the SAI.


HOW TO SELL SHARES


When a shareholder sells shares of a Series--also known as REDEEMING shares--the price the shareholder will receive will be the NAV next determined after the Fund's Transfer Agent, Prudential Mutual Fund Services LLC (PMFS), receives the order to sell. We must receive an order to sell by 4:15 p.m. New York time to process the sale on that day. Generally, we will pay for the shares that are sold within seven days after the Transfer Agent receives the sell order.


NAV

We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading, or in the event that the NYSE is closed, 15 minutes after the earlier of the time when the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close.

On days when the NYSE is open, your purchase order or redemption request must be received by 4:15 p.m., New York time, in order to receive the NAV for that day. On days when the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve banks are open, your purchase order or redemption request must be received no later than 15 minutes after the earlier of the time the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close in order to receive the NAV for that day.

The NYSE is closed on most national holidays and Good Friday. We may not determine NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund's portfolio do not materially affect the NAV.

FINANCIAL HIGHLIGHTS


The financial highlights below are intended to help a shareholder evaluate the financial performance of a Series. The TOTAL RETURN represents the rate that a shareholder would have earned on an investment in the Series, assuming reinvestment of all dividends and other distributions. The financial highlights for the period ending January 31, 2003 were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.


Additional performance information for the Series is contained in the annual report.

                          TAXABLE MONEY MARKET SERIES*


                                               FISCAL YEAR ENDED     FISCAL YEAR ENDED     SEPTEMBER 18, 2000(a)
                                                JANUARY 31, 2003      JANUARY 31, 2002      THROUGH JANUARY 31,
                                                                                                   2001
                                               -----------------                           ---------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD           $            1.00     $            1.00     $               1.00
                                               -----------------                           --------------------
Net investment income and net realized gains                 .02                   .04                      .02
Dividends and distributions to shareholders                 (.02)                 (.04)                    (.02)
                                               -----------------                           --------------------
Net asset value, end of period                 $            1.00     $            1.00     $               1.00
                                               -----------------                           --------------------
TOTAL RETURN(b):                                            1.85%                 4.12%                    2.50%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                $       7,053,923     $       6,724,703     $          2,754,036
Average net assets (000)                       $       7,105,089     $       5,289,046     $          2,150,413
Ratios to average net assets:
   Expenses                                                 0.03%                 0.03%                    0.03%(c)
   Net investment income                                    1.84%                 3.66%                    6.58%(c)


* ONLY SERIES CURRENTLY AVAILABLE FOR INVESTMENT.

(a)  Commencement of investment operations.
(b) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for less than a full year are not annualized.
(c)  Annualized.

FOR MORE INFORMATION

Additional information about the Fund and each Series can be obtained without charge and can be found in the following documents:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
(incorporated by reference into this prospectus)

ANNUAL REPORT

(contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year)

SEMI-ANNUAL REPORT

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows:

BY MAIL:
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

BY ELECTRONIC REQUEST:
publicinfo@sec.gov
(The SEC charges a fee to copy documents.)

IN PERSON:
Public Reference Room in
Washington, DC
(For hours of operation, call -1 -202-942-8090)

VIA THE INTERNET
on the EDGAR Database at: http://www.sec.gov

Investment Company Act File No: 811-09999

                         PRUDENTIAL CORE INVESTMENT FUND

                       STATEMENT OF ADDITIONAL INFORMATION

                              DATED MARCH 26, 2003

Prudential Core Investment Fund (the Fund), an open-end, diversified, management investment company, is offered in six series: Short-Term Bond Series, Short-Term Municipal Bond Series, National Municipal Money Market Series, Taxable Money Market Series, Government Money Market Series, and Treasury Money Market Series (each, a Series, and, collectively, the Series). Each Series operates as a separate fund with similar investment objectives and similar policies designed to meet its investment goals. On or about June 23, 2003, the name of the Fund will change to Dryden Core Investment Fund. The investment objective of the Short-Term Bond Series is income consistent with relative stability of principal. The investment objective of the Short-Term Municipal Bond Series is a high level of current income exempt from federal income taxes. The investment objective of the National Municipal Money Market Series is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. The investment objective of each of the Taxable Money Market Series, Government Money Market Series and Treasury Money Market Series is current income consistent with the preservation of capital and the maintenance of liquidity. There can be no assurance that any Series' investment objective will be achieved. See "How the Fund Invests" in the prospectus and "Description of the Series, Their Investments and Risks."


PRESENTLY, ONLY THE TAXABLE MONEY MARKET SERIES IS AVAILABLE FOR INVESTMENT.

The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102 and its telephone number is (800) 225-1852.


This Statement of Additional Information (SAI) sets forth information about each of the Series. This SAI is not a prospectus and should be read in conjunction with the combined prospectus for the Series, dated March 26, 2003 (Prospectus), a copy of which may be obtained from the Fund upon request.

The Fund's audited financial statements for the fiscal year ended January 31, 2003 are incorporated into this SAI by reference to the Fund's 2003 annual report to shareholders (File No. 811-09999). You may obtain a copy of the Fund's annual report at no charge by request to the Fund at the address or telephone number noted above.


                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----
Fund History                                                                B-2
Description of the Series, Their Investments and Risks                      B-2
Investment Restrictions                                                     B-9
Management of the Fund                                                      B-14
Standing Board Committees                                                   B-18
Control Persons and Principal Holders of Securities                         B-20
Investment Advisory and Other Services                                      B-20
Brokerage Allocation and Other Practices                                    B-23
Securities and Organization                                                 B-24
Purchase, Redemption and Pricing of Fund shares                             B-25
Net Asset Value                                                             B-25
Taxes, Dividends and Distributions                                          B-25
Calculation of Yield                                                        B-27
Financial Statements                                                        B-28
Appendix I - Description of Ratings                                         I-1

                                  FUND HISTORY

The Fund was organized under the laws of Delaware on April 23, 1999, as an unincorporated business trust.

             DESCRIPTION OF THE SERIES, THEIR INVESTMENTS AND RISKS


(a) CLASSIFICATION. The Fund is a diversified, open-end management investment company.


(b)  INVESTMENT STRATEGIES AND RISKS


     The investment objective of the Short-Term Bond Series is income consistent with relative stability of principal. The investment objective of the Short-Term Municipal Bond Series is a high level of current income exempt from federal income taxes. The investment objective of the National Municipal Money Market Series is current income exempt from federal income taxes, preservation of capital and the maintenance of liquidity. The investment objective of each of the Taxable Money Market Series, Government Money Market Series and Treasury Money Market Series is current income consistent with the preservation of capital and the maintenance of liquidity. While the principal investment policies and strategies for seeking to achieve each Series' objective are described in the Prospectus, a Series may from time to time also utilize the securities, instruments, policies and strategies described below in seeking to achieve its objective. A Series may not be successful in achieving its objective and you could lose money.


MORTGAGE-BACKED SECURITIES (SHORT-TERM BOND SERIES ONLY)

     MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES. The Series may invest in mortgage-backed securities, including those which represent undivided ownership interests in pools of mortgages. The U.S. Government or the issuing agency or instrumentality guarantees the payment of interest on and principal of these securities. However, the guarantees do not extend to the yield or value of the securities nor do the guarantees extend to the yield or value of the Series' shares. Mortgages backing the securities which may be purchased by the Series include conventional thirty-year fixed-rate mortgages, graduated payment mortgages, fifteen-year mortgages, adjustable rate mortgages and balloon payment mortgages. A balloon payment mortgage-backed security is an amortized mortgage security with installments of principal and interest, the last installment of which is predominantly principal. All of these mortgages can be used to create pass-through securities. A pass-through security is formed when mortgages are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgages is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an undivided mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. The remaining expected average life of a pool of mortgage loans underlying a mortgage-backed security is a prediction of when the mortgage loans will be repaid and is based upon a variety of factors, such as the demographic and geographic characteristics of the borrowers and the mortgaged properties, the length of time that each of the mortgage loans has been outstanding, the interest rates payable on the mortgage loans and the current interest rate environment.

     During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When mortgage obligations are prepaid, the Series reinvests the prepaid amounts in securities, the yields of which reflect interest rates prevailing at that time. Therefore, the Series' ability to maintain a portfolio of high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages are reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium generally will result in capital losses.

     GNMA CERTIFICATES. Certificates of the Government National Mortgage Association (GNMA Certificates) are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages. GNMA Certificates that the Series may purchase are the "modified pass-through" type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the "issuer" and GNMA, regardless of whether or not the mortgagor actually makes the payment. The GNMA Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (1) fixed rate level payment mortgage loans; (2) fixed rate graduated payment mortgage loans; (3) fixed rate growing equity mortgage loans; (4) fixed rate mortgage loans secured by manufactured (mobile) homes; (5) mortgage loans on multifamily residential properties under construction; (6) mortgage loans on completed multifamily projects; (7) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (8) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and
(9) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration (FHA) Loans or Veterans Administration (VA) Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one- to four-family housing units. Legislative changes may be proposed from time to time in relation to the Department of Housing and Urban Development which, if adopted, could alter the viability of investing in GNMAs.

     FNMA CERTIFICATES. The Federal National Mortgage Association (FNMA) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly.

     Each FNMA Certificate will entitle the registered holder thereof to receive amounts, representing such holder's pro rata interest in scheduled principal payments and interest payment (at such FNMA Certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA Certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal and interest on each FNMA Certificate will be guaranteed by the FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government.

     Each FNMA Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any government agency) of the following types: (1) fixed rate level payment mortgage loans; (2) fixed rate growing equity mortgage loans; (3) fixed rate graduated payment mortgage loans;
(4) variable rate California mortgage loans; (5) other adjustable rate mortgage loans; and (6) fixed rate mortgage loans secured by multifamily projects.

     FHLMC SECURITIES. The Federal Home Loan Mortgage Corporation (FHLMC) was created in 1970 through enactment of Title III of the Emergency Home Finance Act of 1970 (FHLMC Act). Its purpose is to promote development of a nationwide secondary market in conventional residential mortgages.

     The FHLMC issues two types of mortgage pass-through securities: mortgage participation certificate (PCs) and guaranteed mortgage certificates (GMCs). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. The FHLMC guarantees timely monthly payments of interest on PCs and the ultimate payment of principal.

     GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately ten years. The FHLMC guarantee is not backed by the full faith and credit of the U.S. Government.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to the FHLMC Act. The principal activity of the FHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates.

     FHLMC guarantees to each registered holder of the FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal on the related mortgage loans, without any offset or deductions, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (1) foreclosure sale, (2) payment of a claim by any mortgage insurer or (3) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government.

     FHLMC Certificates represent a pro rata interest in a group of mortgage loans (a FHLMC Certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one-to-four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC Certificate group.

     The market value of mortgage securities, like other securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders' principal to the extent of the premium paid. On the other hand, if such mortgage securities are purchased at a discount, an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which when distributed to shareholders will be taxable as ordinary income.


     NON-AGENCY MORTGAGE-BACKED SECURITIES. Certain non-agency private entities also issue mortgage-backed securities. Other than lacking the guarantee by the full faith and credit of the United States, the mortgage-backed securities issued by private issuers generally have characteristics and risks comparable to those issued by GNMA, as discussed above. Some mortgage-backed securities issued by non-agency private issuers may be supported by a pool of mortgages not acceptable to the agency issuers and thus may carry greater risks. The Fund may invest in these mortgage-backed securities issued by non-agency private issuers if they are rated at least A by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Services (S&P).


     ADJUSTABLE RATE MORTGAGE SECURITIES. Adjustable rate mortgage securities
(ARMs) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. Generally, ARMs have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMs will experience increased rates of prepayment of principal. However, the major difference between ARMs and fixed rate mortgage securities is that the interest rate and the rate of amortization of principal of ARMs can and do change in accordance with movements in a particular, pre-specified, published interest rate index.

     The amount of interest on an ARM is calculated by adding a specified amount, the "margin," to the index, subject to limitations on the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. Because the interest rate on ARMs generally moves in the same direction as market interest rates, the market value of ARMs tends to be more stable than that of long-term fixed rate securities.

     There are two main categories of indices which serve as benchmarks for periodic adjustments to coupon rates on ARMs; those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds Index (often related to ARMs issued by FNMA), tend to lag changes in market rate levels and tend to be somewhat less volatile.

     COLLATERALIZED MORTGAGE OBLIGATIONS. Certain issuers of collateralized mortgage obligations (CMOs), including certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits (REMICs), are not considered investment companies pursuant to a rule recently adopted by the Securities and Exchange Commission (Commission), and the Fund may invest in the securities of such issuers without the limitations imposed by the Investment Company act of 1940, as amended (the 1940 Act) on investments by the Fund in other investment companies. In addition, in reliance on an earlier Commission interpretation, the Fund's investments in certain other qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitation of the

1940 Act on acquiring interests in other investment companies. In order to be able to rely on the Commission's interpretation, these CMOs must be unmanaged, fixed asset issuers, that (1) invest primarily in mortgage-backed securities,
(2) do not issue redeemable securities, (3) operate under general exemptive orders exempting them from all provisions of the Investment Company Act and (4) are not registered under the 1940 Act as investment companies. To the extent that the Series selects CMOs or REMICs that cannot rely on the rule or do not meet the above requirements, the Series will limit its investments in such securities in a manner consistent with the provisions of the 1940 Act.

MUNICIPAL DEBT OBLIGATIONS

     Each Series may purchase municipal debt obligations which include, but are not limited to, those described below. Each Series intends to invest in securities that are currently available, or which may be developed in the future, and are appropriate to allow the Series' investment adviser to pursue the Series' respective investment objectives.

     MUNICIPAL BONDS. Municipal Bonds may be general obligation or revenue bonds.

     General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Municipal Bonds are generally issued to obtain funds for various public purposes, including construction of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. They may also be issued to refund outstanding obligations, to meet general operating expenses or to obtain funds to lend to other public institutions and facilities.

     Revenue bonds are payable from the revenues derived from a particular facility or class of facilities or from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. Some municipal revenue bonds also include bonds issued through or on behalf of public authorities in order to obtain funds with which to provide privately operated housing facilities, sports facilities, pollution control facilities, convention or trade show facilities, industrial, port or parking facilities and facilities for water supply, gas, electricity or waste disposal. The bonds typically are revenue bonds and generally do not carry the pledge of the issuing authority's credit.

     MUNICIPAL NOTES. Municipal Notes are short-term obligations generally with a maturity, at the time of issuance, ranging from six months to three years. The principal types of Municipal Notes include tax anticipation notes, bond anticipation notes and revenue anticipation notes. Municipal Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues, are usually general obligations of the issuing municipality or agency.

     Municipal Notes also include tax-exempt or municipal commercial paper, which is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing and to be paid from general revenues of the municipality or refinanced with long-term debt. In most cases municipal commercial paper may be backed by letters of credit, lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

     The Series will treat an investment in a municipal security refunded with escrowed U.S. Government securities as U.S. Government securities for purposes of the 1940 Act's diversification requirements of Rule 2a-7.

     MUNICIPAL ASSET BACKED SECURITIES. Each Series may purchase municipal asset backed securities. These securities are debt obligations, oftentimes issued through a trust or other investment vehicles, that are backed by municipal debt obligations and accompanied by a liquidity facility to comply with Rule 2a-7. These trusts or other investment vehicles represent investment companies. Unlike investments in CMOs, a Series' investment in securities of such issuers are subject to limitations imposed by the 1940 Act. A Series may not invest more than 10% of its assets in all such entities and may not acquire more than 3% of the voting securities of any single such entity.

OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES


     Obligations issued or guaranteed as to principal and interest by the U.S. Government may be acquired by a Series in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" (TIGRs) and "Certificates of Accrual on Treasury Securities" (CATS).


     Each Series may also invest in Treasury Inflation Protected Securities, known as "TIPS," if these securities are deemed to comply with the requirements of Rule 2a-7.

FLOATING RATE AND VARIABLE RATE SECURITIES

     Each Series may purchase "floating rate" and "variable rate" securities. Investments in floating or variable rate securities normally will involve securities which provide that the rate is set as a spread to a designated base rate or index rate, such as rates on Treasury bills or LIBOR index, and, in some cases, that the purchaser can demand payment of the obligation at specified intervals or after a specified notice period (in each case a period of less than thirteen months) at par plus accrued interest. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have an interest rate which changes whenever there is a change in the designated base rate or index rate.

DEMAND FEATURES AND/OR GUARANTEES

     Each Series may purchase securities subject to demand features and/or guarantees. A demand feature supporting a money market fund instrument can be relied upon in a number of respects. First, the demand feature can be relied upon to shorten the maturity of the underlying instrument. Second, the demand feature, if unconditional, can be used to evaluate the credit quality of the underlying security. This means that the credit quality of the underlying security can be based solely on the credit quality of the unconditional demand feature supporting that security.

     A guarantee is a form of unconditional credit support that may include, for example, bond insurance, a letter of credit, and an unconditional demand feature. A money market fund (including each Series except Short-Term Bond Series and Short-Term Municipal Bond Series) holding a security subject to a guarantee may determine the credit quality of the underlying security solely on the basis of the credit quality of the supporting guarantee.


     Each Series may invest in securities directly issued by, or supported by, a demand feature provider or guarantor. Rule 2a-7 under the 1940 Act currently limits each Series' (except Short-Term Bond Series and Short-Term Municipal Bond Series) investment in demand features and guarantees that are "second tier securities" under the Rule; that is, those securities that are rated in the second highest category by a specified number of rating organizations. Specifically, Rule 2a-7 provides that a money market fund cannot invest more than 5% of its total assets in securities directly issued by or supported by second tier demand features or guarantees that are issued by the same entity. If the limitations described in Rule 2a-7 are changed, each of the Series (other than Short-Term Bond Series and Short-Term Municipal Bond Series) will comply with the amended limitation.


LENDING OF SECURITIES

     Consistent with applicable regulatory requirements, each Series may lend its portfolio securities to brokers, dealers and financial institutions, provided that outstanding loans for each Series do not exceed in the aggregate 33&1/3% of the value of the Series' respective total assets and provided that such loans are callable at any time by such Series and are at all times secured by cash or U.S. Government securities that is equal to at least the market value, determined daily, of the loaned securities. The advantage of such loans is that a Series continues to receive payments in lieu of the interest on the loaned securities, while at the same time earning interest either directly from the borrower or on the cash collateral which will be invested in short-term obligations. Any voting rights, or rights to consent, relating to the securities loaned pass to the borrower. However, if a material event affecting the investment occurs, such loans will be called so securities may be voted by one or more of the Series, as applicable.


     A loan may be terminated by the borrower on one business day's notice or by a Series at any time. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates, and the Series could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases loss of rights in the collateral should the borrower of the securities fail financially. However, these loans of portfolio securities will only be made to firms determined to be creditworthy pursuant to procedures approved by the Board of Trustees (the Board) of the Fund. On termination of the loan, the borrower is required to return the securities to the Series, and any gain or loss in the market price during the loan would inure to that Series.

     Each Series will pay reasonable finders, administrative and custodial fees in connection with a loan of its securities or may share the interest earned on collateral with the borrower.

ILLIQUID SECURITIES

     Short-Term Bond Series and Short-Term Municipal Bond Series may not hold more than 15% of its net assets and each of the remaining money market Series may not hold more than 10% of its net assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and repurchase agreements which have a maturity of longer than seven days. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, certain securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable (either within or outside of the United States). Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (Securities Act), securities which are otherwise not readily marketable securities having a demand feature of longer than seven days, and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. A mutual fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such securities.

     Rule 144A of the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.


     Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid under procedures established by the Board. Each investment adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board. In reaching liquidity decisions, each investment adviser will consider, inter alia, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(2) of the Securities Act to be considered liquid, (a) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSRO), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment adviser; and (b) it must not be "traded flat" (i.e., without accrued interest) or in default as to principal or interest. Repurchase agreements and variable rate demand obligations (VRDOs) subject to demand are deemed to have a maturity equal to the notice period.


SECURITIES OF OTHER INVESTMENT COMPANIES

     Each Series may invest in securities of other investment companies registered under the 1940 Act to the extent permitted by the 1940 Act or to the extent permitted by order or otherwise by the Commission. Generally, each Series other than Short-Term Bond Series and Short-Term Municipal Bond Series, does not intend to invest more than 5% of its total assets in such securities. To the extent that a Series invests in securities of other registered investment companies, shareholders of the Series may be subject to duplicate management and advisory fees.

BORROWING

     Each Series may borrow (including through entering reverse repurchase agreements) up to 33-1/3% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes. Each Series may pledge up to 33-1/3% of its total assets to secure such borrowings. A Series will not purchase portfolio securities if its borrowings (other than permissible securities loans) exceed 5% of its total assets.

REPURCHASE AGREEMENTS


     Each Series (except Treasury Money Market Series) may purchase securities and concurrently enter into "repurchase agreements" with the seller, whereby the seller agrees to repurchase such securities at a specified price within a specified time (generally seven days or less). The repurchase agreements provide that the Series will sell the underlying instruments back to the dealer or the bank at the specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The difference between the purchase price and the resale price represents the interest earned by the Series, which is unrelated to the coupon rate or maturity of the purchased security. Repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. Such collateral will be held by the Fund's Custodian or a sub-custodian in a tri-party repurchase agreement, either physically or in a book-entry account.


     A Series will enter into repurchase transactions only with parties which meet creditworthiness standards approved by the Fund's Board. Each Series' investment adviser monitors the creditworthiness of such parties under the general supervision of the Board. In the event of a default or bankruptcy by a seller, the Series will promptly seek to liquidate the collateral. To the extent that the proceeds limit any sale of such collateral upon a default in the obligation to repurchase are less than the resale price, the Series will suffer a loss, if the financial institution that is a party to the repurchase agreement petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the trust is unsettled. As a result, under these circumstances, there may be a restriction on the Series' ability to sell the collateral, and the Series could suffer a loss.


     The Series intend to participate in a joint trading account with other investment companies managed by Prudential Investments LLC (PI or the Manager) pursuant to an order of the Commission. The order allows the Series, along with other investment companies managed by PI, to jointly engage in repurchase agreement transactions and to invest in short-term money market instruments and other short-term securities. Pursuant to the order, on a daily basis, any uninvested cash balances of a Series may be aggregated with those of such other investment companies and invested in one or more repurchase agreements. Each Series participates in the income earned or accrued in the joint account based on the percentage of its investment. In connection with transactions in repurchase agreements with U.S. financial institutions, it is each Series' policy that its custodian or designated subcustodians, as the case may be, under tri-party repurchase agreements, take possession of the underlying collateral securities, the value of which equals or exceeds the resale price of the agreement. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Series may be delayed or limited.


     At the present time, we do not anticipate that Treasury Money Market Series will engage in repurchase agreement transactions.

REVERSE REPURCHASE AGREEMENTS


     Reverse repurchase agreements have the characteristics of borrowing and involve the sale of securities held by a Series with an agreement to repurchase the securities at a specified price, date and interest payment. Each Series intends only to use the reverse repurchase technique when it will be to its advantage to do so. These transactions are only advantageous if a Series has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. A Series may be unable to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid. The use of reverse repurchase agreements may exaggerate any increase or decrease in the value of a Series' portfolio. The Fund's Custodian will maintain in a segregated account cash, or other liquid assets, maturing not later than the expiration of the reverse repurchase agreements and having a value equal to or greater than such commitments.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES


     Each Series may purchase securities on a "when-issued" or "delayed delivery" basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by a Series with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Series at the time of entering into the transaction. Each Series will limit such purchases to those in which the date of delivery and payment falls within 90 days of the date of the commitment. A Series will make commitments for such when-issued transactions only with the intention of actually acquiring the securities. The Fund's Custodian will segregate cash or other liquid assets having a value equal to or greater than a Series' purchase commitments. If a Series chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement.


SEGREGATED ASSETS


     The Fund segregates with its Custodian, State Street Bank and Trust Company, cash, U.S. Government securities, equity securities (including foreign securities), debt securities or other liquid, unencumbered assets equal in value to its obligations in respect of potentially leveraged transactions. These include when-issued and delayed delivery securities, futures contracts, written options and options in futures contracts (unless otherwise covered). If collateralized or otherwise covered, in accordance with Commission guidelines, these securities will not be deemed to be senior securities. The assets segregated will be marked-to-market bi-weekly.


                             INVESTMENT RESTRICTIONS


     The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of a Fund. A "majority of the outstanding voting securities," when used in this SAI, means the lesser of (1) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (2) more than 50% of the outstanding voting shares. With respect to the submission of a change in fundamental policy or investment objective to a particular Series, such matters shall be deemed to have been effectively acted upon with respect to such Series if a majority of the outstanding voting securities of the particular Series votes for the approval of such matters as provided above, notwithstanding (1) that such matter has not been approved by a majority of the outstanding voting securities of the other Series affected by such matter and
(2) that such matter has not been approved by a majority of the outstanding voting securities of the Fund.


SHORT-TERM BOND SERIES


     The following investment restrictions are fundamental policies of the Short-Term Bond Series and may not be changed except as described above.


     Short-Term Bond Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Purchase any securities (other than obligations of the U.S. Government, its agencies and instrumentalities) if, as a result, 25% or more of the value of the Series' total assets (determined at the time of investment) would be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to money market instruments of domestic banks. For purposes of this exception, domestic banks shall include all banks which are organized under the laws of the United States or a state (as defined in the 1940 Act), U.S. branches of foreign banks that are subject to the same regulations as U.S. banks and foreign branches of domestic banks.

     6. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     7. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     8.  Make investments for the purpose of exercising control or management.

     9. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33-1/3% of the value of the Series' total assets).

     10. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

SHORT-TERM MUNICIPAL BOND SERIES


     The following investment restrictions are fundamental policies of the Short-Term Municipal Bond Series and may not be changed except as described above.


     Short-Term Municipal Bond Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Purchase any securities (other than obligations of the U.S. Government, its agencies and instrumentalities) if, as a result, 25% or more of the value of the Series' total assets (determined at the time of investment) would be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to money market instruments of domestic banks. For purposes of this exception, domestic banks shall include all banks which are organized under the laws of the United States or a state (as defined in the 1940 Act), U.S. branches of foreign banks that are subject to the same regulations as U.S. banks and foreign branches of domestic banks.

     6. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     7. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     8.  Make investments for the purpose of exercising control or management.

     9. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33-1/3% of the value of the Series' total assets).

     10. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

     11. The Series will, under normal circumstances, invest at least 80% of its investable assets in bonds that are exempt from federal income taxes. However, the interest on such obligations may be subject to the alternative minimum tax.

NATIONAL MUNICIPAL MONEY MARKET SERIES


     The following investment restrictions are fundamental policies of the National Municipal Money Market Series and may not be changed except as described above.


     National Municipal Money Market Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     7.  Make investments for the purpose of exercising control or management.

     8. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33-1/3% of the value of the Series' total assets).

     9. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

     10. The Series will, under normal circumstances, invest at least 80% of its investable assets in money market instruments that pay income exempt from federal income taxes. However, such income may be subject to the alternative minimum tax.

TAXABLE MONEY MARKET SERIES


     The following investment restrictions are fundamental policies of the Taxable Money Market Series and may not be changed except as described above.


     Taxable Money Market Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     7.  Make investments for the purpose of exercising control or management.

     8. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33-1/3% of the value of the Series' total assets).

     9. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

GOVERNMENT MONEY MARKET SERIES

     The following investment restrictions are fundamental policies of Government Money Market Series and may not be changed except as described above.

     Government Money Market Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     7.  Make investments for the purpose of exercising control or management.

     8. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33&1/3% of the value of the Series' total assets).

     9. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

TREASURY MONEY MARKET SERIES


     The following investment restrictions are fundamental policies of the Treasury Money Market Series and may not be changed except as described above.


     Treasury Money Market Series may not:

     1. Purchase securities on margin (but the Series may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Series of initial or maintenance margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2.  Make short sales of securities or maintain a short position.

     3. Issue senior securities, borrow money (including through the entry into reverse repurchase agreement transactions) or pledge its assets, except that the Series may borrow up to 33-1/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions and may pledge up to 33-1/3% of the value of the Series' total assets to secure such borrowings. The Series will purchase portfolio securities if its borrowings exceed 5% of the Series' net assets. The purchase or sale of securities on a "when-issued" or delayed delivery basis, the entry into reverse repurchase agreements, the purchase and sale of financial futures contracts and collateral arrangements with respect thereto and with respect to the writing of options and obligations of the Fund to Trustees pursuant to deferred compensation arrangements are not deemed to be a pledge of assets and such arrangements are not deemed to be the issuance of a senior security.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies or instrumentalities) if as a result, with respect to 75% of the value of the Series' total assets, more than 5% of the value of the Series' total assets would be invested in the securities of a single issuer.

     5. Buy or sell real estate or interests in real estate, except that the Series may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities of real estate investment trusts.

     6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     7.  Make investments for the purpose of exercising control or management.

     8. Make loans, except through (a) repurchase agreements and (b) loans of portfolio securities (limited to 33-1/3% of the value of the Series' total assets).

     9. Buy or sell commodities or commodity contracts, except that the Series may purchase and sell futures contracts and options thereon.

     Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Series' assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset values will not be considered a violation of such policy. However, in the event that the Series' asset coverage for borrowings falls below 300%, the Series will take action within three days to reduce its borrowing, as required by applicable law.

     Each Series, where applicable, will provide 60 days prior written notice to shareholders of a change in that Series' non-fundamental policy of investing at least 80% of its investable assets in the type of investments suggested by that Series' name.

                             MANAGEMENT OF THE FUND

     Information pertaining to the Trustees of the Fund is set forth below. Trustees who are not deemed to be "interested persons" of the Fund as defined in the 1940 Act, are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of the Fund are referred to as "Interested Trustees." "Fund Complex" consists of the Fund and any other investment companies managed by Prudential Investments LLC (PI).

                              INDEPENDENT TRUSTEES


                                                                                      NUMBER OF
                                                                                    PORTFOLIOS IN
                            POSITION   TERM OF OFFICE***                             FUND COMPLEX  OTHER DIRECTORSHIPS
                            WITH THE     AND LENGTH OF      PRINCIPAL OCCUPATIONS    OVERSEEN BY       HELD BY THE
NAME, ADDRESS** AND AGE       FUND        TIME SERVED      DURING PAST FIVE YEARS      TRUSTEE         TRUSTEE****
-------------------------   --------   -----------------  ------------------------  -------------  -------------------
Delayne Dedrick Gold (64)    Trustee       Since 1999     Marketing Consultant.           88
                                                          (1982-present); formerly
                                                          Senior Vice President
                                                          and Member of the Board
                                                          of Directors, Prudential
                                                          Bache Securities, Inc.

Robert E. La Blanc (69)      Trustee       Since 1999     President (since 1981)          77       Director of
                                                          of Robert E. La Blanc                    Storage Technology
                                                          Associates, Inc.                         Corporation
                                                          (telecommunications);                    (technology)
                                                          formerly General Partner                 (since 1979),
                                                          at Salomon Brothers and                  Chartered
                                                          Vice-Chairman of                         Semiconductor
                                                          Continental Telecom;                     Manufacturing Ltd.
                                                          Trustee of Manhattan                     (Singapore) (since
                                                          College.                                 1998), Titan
                                                                                                   Corporation

                                                                                                   (electronics)
                                                                                                   (since 1995),
                                                                                                   Computer
                                                                                                   Associates
                                                                                                   International,
                                                                                                   Inc. (since 2002)
                                                                                                   (software
                                                                                                   company); Director
                                                                                                   (since 1999) of
                                                                                                   First Financial
                                                                                                   Fund, Inc. and
                                                                                                   Director (since
                                                                                                   April 1999) of The
                                                                                                   High Yield Plus
                                                                                                   Fund, Inc.

Robin B. Smith (63)          Trustee       Since 1999     Chairman of the Board           69       Director of
                                                          (since January 2003) of                  BellSouth
                                                          Publishers Clearing                      Corporation (since
                                                          House (direct                            1992), and Kmart
                                                          marketing), formerly                     Corporation
                                                          Chairman and Chief                       (retail)(since
                                                          Executive Officer                        1996).
                                                          (August 1996-January
                                                          2003) of Publishers
                                                          Clearing House.

Stephen Stoneburn (59)       Trustee       Since 1999     President and Chief             75              --
                                                          Executive Officer (since
                                                          June 1996) of Quadrant
                                                          Media Corp. (a
                                                          publishing company);
                                                          formerly President (June
                                                          1995-June 1996) of Argus
                                                          Integrated Media, Inc.;
                                                          Senior Vice President
                                                          and Managing Director
                                                          (January 1993-1995) of
                                                          Cowles Business Media
                                                          and Senior Vice
                                                          President of Fairchild
                                                          Publications, Inc.
                                                          (1975-1989).

Nancy H. Teeters (72)        Trustee       Since 1999     Economist; formerly Vice        71              --
                                                          President and Chief
                                                          Economist of
                                                          International Business
                                                          Machines Corporation;
                                                          formerly Director of
                                                          Inland Steel Industries
                                                          (July 1984-1999);
                                                          formerly Governor of The
                                                          Federal Reserve
                                                          (September 1978-June
                                                          1984).

Clay T. Whitehead (64)       Trustee       Since 1999     President (since 1983)          94       Director (since
                                                          of National Exchange                     2000) of First
                                                          Inc. (new business                       Financial Fund,
                                                          development firm).                       Inc. and Director
                                                                                                   (since 2000) of
                                                                                                   The High Yield
                                                                                                   Plus Fund, Inc.

                               INTERESTED TRUSTEES


                                                                                      NUMBER OF
                                                                                    PORTFOLIOS IN
                           POSITION    TERM OF OFFICE***                             FUND COMPLEX  OTHER DIRECTORSHIPS
                           WITH THE      AND LENGTH OF      PRINCIPAL OCCUPATIONS    OVERSEEN BY       HELD BY THE
NAME, ADDRESS** AND AGE      FUND         TIME SERVED      DURING PAST FIVE YEARS      TRUSTEE         TRUSTEE****
-----------------------   -----------  -----------------  ------------------------  -------------  -------------------
Robert F. Gunia (56)*     Trustee and      Since 1999     Executive Vice President       116       Vice President and
                            Vice                          and Chief Administrative                 Director (since
                            President                     Officer (since June                      May 1989) and
                                                          1999) of PI; Executive                   Treasurer (since
                                                          Vice President and                       1999) of The Asia
                                                          Treasurer (since January                 Pacific Fund, Inc.
                                                          1996) of PI; President
                                                          (since April 1999) of
                                                          Prudential Investment
                                                          Management Services LLC
                                                          (PIMS); Corporate Vice
                                                          President (since
                                                          September 1997) of The
                                                          Prudential Insurance
                                                          Company of America;
                                                          formerly Senior Vice
                                                          President (March
                                                          1987-May 1999) of
                                                          Prudential Securities
                                                          Incorporated (PSI);
                                                          formerly Chief
                                                          Administrative Officer
                                                          (July 1989-September
                                                          1996) Director (January
                                                          1989-September 1996) and
                                                          Executive Vice
                                                          President, Treasurer and
                                                          Chief Financial Officer
                                                          (June 1987-December
                                                          1996) of Prudential
                                                          Mutual Fund Management,
                                                          Inc. (PMF).

David R. Odenath, Jr.     Trustee          Since 1999     Formerly President,            116              --
(46)*                                                     Chief Executive
                                                          Officer, Chief
                                                          Operating Officer and
                                                          Officer-In-Charge
                                                          (1999-2003) of PI;
                                                          Senior Vice President
                                                          (since June 1999) of
                                                          The Prudential
                                                          Insurance Company of
                                                          America; formerly
                                                          Senior Vice President
                                                          (August 1993-May 1999)
                                                          of Paine Webber Group,
                                                          Inc.

Judy A. Rice (55)*        Trustee and      Since 2000     President, Chief               98               --
                           President                      Executive Officer,
                                                          Chief Operating
                                                          Officer and
                                                          Officer-In-Charge
                                                          (since 2003) of PI;
                                                          formerly various
                                                          positions to Senior
                                                          Vice President
                                                          (1992-1999) of PSI;
                                                          and various positions
                                                          to Managing Director
                                                          (1975-1992) of Salomon
                                                          Smith Barney; Member
                                                          of Board of Governors
                                                          of the Money
                                                          Management Institute;

     Information pertaining to the Officers of the Fund who are not also Trustees is set forth below.

                                    OFFICERS


                                                   TERM OF OFFICE***
                                 POSITION WITH       AND LENGTH OF                         PRINCIPAL OCCUPATIONS
NAME, ADDRESS** AND AGE              FUND             TIME SERVED                         DURING PAST FIVE YEARS
-------------------------     -------------------  -----------------   -------------------------------------------------------------
Grace C. Torres (43)          Treasurer and           Since 1999       Senior Vice President (since January 2000) of PI;
                               Principal                                formerly First Vice President (December 1996-
                               Financial and                            January 2000) of PI and First Vice President
                               Accounting                               (March 1993-1999) of PSI.
                               Officer

Jonathan D. Shain (44)        Secretary               Since 2001       Vice President and Corporate Counsel (since August 1998) of
                                                                        Prudential; formerly Attorney with Fleet Bank, N.A.
                                                                        (January 1997-July 1998) and Associate Counsel (August
                                                                        1994-January 1997) of New York Life Insurance Company.

Marguerite E. H. Morrison     Assistant               Since 2002       Vice President and Chief Legal Officer-Mutual Funds and Unit
(47)                           Secretary                               Investment Trusts (since August 2000) of Prudential; Senior
                                                                       Vice President and Assistant Secretary (since February 2001)
                                                                       of PI; Vice President and Assistant Secretary of PIMS (since
                                                                       October 2001), previously Vice President and Associate
                                                                       General Counsel (December 1996-February 2001) of PI and Vice
                                                                       President and Associate General Counsel (September
                                                                       1987-September 1996) of Prudential Securities.

Maryanne Ryan (38)            Anti-Money              Since 2002       Vice President, Prudential (since November 1998), First Vice
                               Laundering                              President PSI (March 1997-May 1998).
                               Compliance Officer


----------
* "Interested" Trustee, as defined in the 1940 Act, by reason of employment with the Manager (as defined below), the Subadviser (as defined below) or the Distributor (as defined below).

**      Unless otherwise noted, the address of the Trustees and Officers is c/o:
        Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

*** There is no set term of office for Trustees and Officers. The Independent Trustees have adopted a retirement policy, which calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75. The table shows the number of years for which they have served as Trustee and/or Officer.

**** This column includes only directorships of companies required to register, or file reports with the Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

     The Fund has Trustees who, in addition to overseeing the actions of the Fund's Manager, Subadviser and Distributor, decide upon matters of general policy. In addition to their functions set forth under "Investment Advisory and Other Services--Manager and Investment Adviser" and "Principal Underwriter, Distributor and Rule 12b-1 Plans," the Trustees also review the actions of the Fund's Officers, who conduct and supervise the daily business operations of the Fund.

     Trustees and Officers of the Fund are also trustees, directors and officers of some or all of the other investment companies advised by the Fund's Manager and distributed by PIMS.

     Pursuant to the Management Agreement with the Fund, the Manager pays all compensation of Officers and employees of the Fund as well as the fees and expenses of all Interested Trustees of the Fund.

                            STANDING BOARD COMMITTEES

     The Board has established two standing committees in connection with the governance of the Fund--Audit and Nominating.


     The Audit Committee consists of all of the Independent Trustees. The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund's independent accountants, accounting policies and procedures, and other areas relating to the Fund's auditing processes. The scope of the Audit Committee's responsibility is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control and the independent accountants' responsibility to plan and carry out a proper audit. The Audit Committee met four times during the fiscal year ended January 31, 2002.

     The Nominating Committee consists of all of the Independent Trustees. This committee interviews and recommends to the Board persons to be nominated for election as Trustees by the Fund's shareholders and selects and proposes nominees for election by the Board between annual meetings. This Committee does not normally consider candidates proposed by shareholders for election as Trustees. The Nominating Committee also reviews the independence of Trustees serving on the Board and recommends to the Board Independent Trustees to be selected for membership on Board Committees. The Nominating Committee reviews each Trustee's investment in the Fund, matters relating to Trustee compensation and expenses and compliance with the Fund's retirement policy. The Nominating Committee did not meet during the fiscal year ended January 31, 2002.

     In addition to the two standing committees of the Fund, the Board has also approved Trustee participation in an Executive Committee designed to coordinate the governance of all of the mutual funds in the Prudential mutual fund complex. The role of the Executive Committee is solely advisory and consultative, without derogation of any of the duties or responsibilities of the Board. The following Independent Trustees serve on the Executive Committee: Robert E. La Blanc and Clay T. Whitehead. Independent Trustees from other funds in the Prudential mutual fund complex also serve on the Executive Committee. The responsibilities of the Executive Committee include: facilitating communication and coordination between the Independent Trustees and fund management on issues that affect more than one fund; serving as a liaison between the Boards of Trustees/Directors of funds and fund management; developing, in consultation with outside counsel and management, draft agendas for Board meetings; reviewing and recommending changes to Board practices generally and monitoring and supervising the performance of legal counsel to the funds generally and the Independent Trustees.

     The Fund pays each of its Independent Trustees annual compensation in addition to certain out-of-pocket expenses. Trustees who serve on the Committees may receive additional compensation. The amount of compensation paid to each Independent Trustee may change as a result of the introduction of additional funds upon whose Boards the Trustees may be asked to serve.


     Independent Trustees may defer receipt of their Trustees' fees pursuant to a deferred fee agreement with the Fund. Under the terms of such agreement, the Fund accrues deferred Trustees' fees daily, which, in turn, accrues interest at a rate equivalent to the prevailing rate of 90-day U.S. Treasury bills at the beginning of each calendar quarter or, at the daily rate of return of any Prudential Mutual Fund chosen by the Trustee. The Fund's obligation to make payments of deferred Trustees' fees, together with interest thereon is a general obligation of the Fund.

     The Fund has no retirement or pension plan for its Trustees.


     The following table sets forth the aggregate compensation paid by the Fund for the fiscal year ended January 31, 2003 to the Independent Trustees. The table also shows aggregate compensation paid to those Trustees for service on the Fund's Board and the Board of any other investment company in the Fund Complex, for the calendar year ended December 31, 2002.


                               COMPENSATION TABLE


                                           AGGREGATE COMPENSATION FROM       TOTAL 2002 COMPENSATION FROM FUND AND
NAME AND POSITION                                     FUND                 FUND COMPLEX PAID TO INDEPENDENT TRUSTEES
------------------------------             ---------------------------     -----------------------------------------
Delayne Dedrick Gold -- Trustee                     $   7,112                          $  186,250 (36/88)*
Robert E. La Blanc -- Trustee                       $   7,271                          $  137,250 (20/77)*
Robin B. Smith -- Trustee**                         $   6,580                          $  120,500 (26/69)*
Stephen Stoneburn -- Trustee                        $   7,212                          $  120,250 (18/75)*

Nancy H. Teeters -- Trustee                         $   7,545                          $  123,000 (24/71)*
Clay T. Whitehead -- Trustee                        $   6,713                          $  196,750 (32/94)*


----------
* Indicates number of funds/portfolios in Fund Complex (including the Fund) to which aggregate compensation relates.


** Although the last column shows the total amount paid to Trustees from the Fund Complex during the calendar year ended December 31, 2002, such compensation was deferred at the election of this Trustee, in total or in part, under the Fund's deferred fee agreement. Including accrued interest on amounts deferred through December 31, 2002, the total amount of compensation for the year amounted to $67,374 for Robin B. Smith.


     Trustees who are interested do not receive compensation from the Fund or any fund in the Fund Complex and therefore are not shown in the Compensation table.


     The following table sets forth the dollar range of equity securities in the Fund beneficially owned by a Trustee, and, on an aggregate basis, in all registered investment companies overseen by a Trustee in the Fund Complex as of December 31, 2002.


                          TRUSTEE SHARE OWNERSHIP TABLE

                              INDEPENDENT TRUSTEES

                                                                  AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                              DOLLAR RANGE OF EQUITY SECURITIES     IN ALL REGISTERED INVESTMENT COMPANIES
NAME OF TRUSTEE                         IN THE FUND                   OVERSEEN BY TRUSTEE IN FUND COMPLEX
--------------------          ---------------------------------   -------------------------------------------
Delayne Dedrick Gold                   $10,001-$50,000                           over $100,000
Robert E. La Blanc                           --                                  over $100,000
Robin B. Smith                               --                                  over $100,000
Stephen Stoneburn                            --                                  over $100,000
Nancy H. Teeters                             --                                    $1-$10,000
Clay T. Whitehead                            --                                $50,001-$100,000

                               INTERESTED TRUSTEES

                                                                   AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                               DOLLAR RANGE OF EQUITY SECURITIES     IN ALL REGISTERED INVESTMENT COMPANIES
NAME OF TRUSTEE                          IN THE FUND                   OVERSEEN BY TRUSTEE IN FUND COMPLEX
--------------------          ----------------------------------   -------------------------------------------
Robert F. Gunia.                             --                                   over $100,000
David R. Odenath, Jr                         --                                   over $100,000
Judy A. Rice                                 --                                   over $100,000


     The following table sets forth information regarding each class of securities owned beneficially or of record by each Independent Trustee, and his/her immediate family members, in an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly "controlling", "controlled by", or "under common control with" (within the meaning of the 1940 Act) an investment adviser or principal underwriter of the Fund as of December 31, 2002.


                                   NAME OF
                                 OWNERS AND
                                RELATIONSHIPS                                            VALUE OF
NAME OF TRUSTEE                  TO TRUSTEE           COMPANY        TITLE OF CLASS     SECURITIES   PERCENT OF CLASS
--------------------            -------------         -------        --------------     ----------   ----------------
Delayne Dedrick Gold                 --                 --                 --              --               --
Robert E. La Blanc                   --                 --                 --              --               --
Robin B. Smith                       --                 --                 --              --               --
Stephen Stoneburn                    --                 --                 --              --               --
Nancy H. Teeters                     --                 --                 --              --               --
Clay T. Whitehead                    --                 --                 --              --               --

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


     As of March 21, 2003, the Trustees and Officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each of the Series and of the Fund as a whole.

     As of March 21, 2003, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any one class of shares of the Fund were:

Taxable Money Market Series



NAME                                   ADDRESS                                 NO. SHARES / %
----                                   -------                                 --------------
Pru Inst'l LP Money Market SE          Two Gateway Center, 3rd Floor           372,452,713 / 5.9%
Attn.: John Dittemer                   Newark, NJ 07102

PRU Ins General Lending Collat         Two Gateway Center, 3rd Floor           1,179,754,429 / 18.8%
Attn.: John Dittemer                   Newark, NJ 07102

Pru Series Funds                       Two Gateway Center, 3rd Floor           2,596,369,803 / 41.4%
Attn.: John Dittemer                   Newark, NJ 07102


                     INVESTMENT ADVISORY AND OTHER SERVICES

(a) MANAGER AND INVESTMENT ADVISER


     The Manager of the Fund is Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102. The Manager serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential mutual funds. See "How the Fund is Managed-Manager" in the Prospectus. As of December 31, 2002, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $86.1 billion.

     PI is a wholly owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential). Prudential Mutual Fund Services LLC (the Transfer Agent or PMFS), an affiliate of the Manager serves as the transfer agent and dividend-disbursing agent for the Prudential mutual funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.


     Pursuant to the Management Agreement with the Fund (the Management Agreement), the Manager, subject to the supervision of the Fund's Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Fund. PI is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. PI will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements.


     PI will review the performance of any subadvisers and make recommendations to the Board of Trustees with respect to the retention of the subadvisers, and the renewal of any subadvisory agreements. PI also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company, the Fund's custodian (the Custodian), and PMFS. The management services of PI for the Fund are not exclusive under the terms of the Management Agreement and PI is free to, and does, render management services to others.

     For its services, PI will be reimbursed for its direct costs, exclusive of any profit or overhead.

     In connection with its management of the corporate affairs of the Fund, PI bears the following expenses:

     (1) the salaries and expenses of all personnel of the Fund and the Manager, except the fees and expenses of Independent Trustees;

     (2) all expenses incurred by the Manager or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund, as described below; and

     (3) the costs and expenses payable to any Subadviser pursuant to any subadvisory agreement between the Manager and a Subadviser.

     Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses; (1) the fee payable to the Manager, (2) the fees and expenses of Independent Trustees, (3) the fees and certain expenses of the Fund's Custodian and Transfer Agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares, (4) the charges and expenses of the Fund's legal counsel and independent accountants, (5) brokerage commissions, if any, and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions, (6) all taxes and corporate fees payable by the Fund to governmental agencies, (7) the fees of any trade association of which the Fund is a member, (8) the cost of stock certificates representing shares of the Fund, (9) the cost of fidelity and liability insurance, (10) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes, and the fees and expenses of registration and notice filings made in accordance with state securities laws, (11) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing report, proxy statements and prospectuses to shareholders, (12) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and (13) distribution and service fees.

     The Management Agreement also provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either party upon not more than 60 days' or less than 30 days' written notice. The Management Agreement provides that it will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.


     For the fiscal years ended January 31, 2003, 2002 and 2001, PI received management fees of $1,600,000, $1,200,000 and $1,200,000, respectively.

     PI has entered into a Subadvisory Agreement with Prudential Investment Management, Inc. (PIM or the Subadviser), a wholly owned subsidiary of Prudential. The Subadvisory Agreement provides that PIM furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIM is obligated to keep certain books and records of the Fund. PI continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises PIM's performance of such services. PIM is reimbursed by PI for its direct costs, excluding profit and overhead, incurred by PIM in furnishing services to PI.


     The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PI or PIM upon not more than 60 days' nor less than 30 days' written notice. The Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved by the Board at least annually in accordance with the requirements of the 1940 Act.

(b) MATTERS CONSIDERED BY THE BOARD


     The Management and Subadvisory Agreements were last approved by the Board, including all of the Independent Trustees on May 22, 2002 at a meeting called for that purpose. In approving the Management and Subadvisory Agreements, the Board primarily considered, with respect to the Fund, the nature and quality of the services provided under the Agreements and the overall fairness of the Agreements to the Fund. The Board requested and evaluated reports from the Manager and the Subadviser that addressed specific factors designed to inform the Board's consideration of these and other issues.

     With respect to the nature and quality of the services provided by the Manager and the Subadviser, respectively, the Board considered the performance of the Fund in comparison to relevant market indices and the performance of a peer group of investment companies pursuing broadly similar strategies, and reviewed reports prepared by an unaffiliated organization applying various statistical and financial measures of fund performance compared to such indices and peer groups of funds, over the past one, five and ten years. The Board considered the Manager's and Subadviser's reputation and their stated intentions with respect to their respective investment management capabilities in the management of Funds. The Board considered each of the Manager's and Subadviser's stated commitment to the maintenance of effective compliance programs for the Funds and their positive compliance history, as neither the Manager or the Subadviser has been subject to any significant compliance problems. The Board also evaluated the division of responsibilities among the Manager and its affiliates, and the capabilities of the personnel providing services. The Board also considered the quality of brokerage execution provided by the Manager and Subadviser. The Board reviewed the Manager's and the Subadviser's use of brokers or dealers in fund transactions that provided research and other services to them, and the benefits derived by the Fund from such services.

     With respect to the overall fairness of the Management and Subadvisory Agreements, the Board primarily considered the fee structure of the Agreements and the profitability of the Manager and the Subadviser and their affiliates from their association with the Fund, including that PI would only be reimbursed for costs, exclusive of any profit or overhead. The Board reviewed information from an independent data service about the rates of compensation paid to investment advisers, and overall expense ratios, for funds comparable in size, character and investment strategy to the Fund. The Board also evaluated the aggregate amount and structure of fees paid by the Manager to the Subadviser. In concluding that the direct and indirect benefits accruing to the Manager, the Subadviser and their affiliates, by virtue of their relationship to the Fund, were reasonable in comparison with the costs of the provision of investment advisory services and the benefits accruing to the Fund, the Board reviewed specific data as to the Manager's and the Subadviser's profit or loss on the Fund for the recent period and carefully examined their cost allocation methodology. These matters were also considered at the meeting of the Independent Trustees.


PRINCIPAL UNDERWRITER AND DISTRIBUTOR


     Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102, acts as the distributor of the shares of the Fund. See "How the Fund is Managed-Distributor" in the Prospectus. PIMS does not receive any compensation from the Fund for distributing its shares.


     Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor to the extent permitted by applicable law against certain liabilities under the federal securities laws.

OTHER SERVICE PROVIDERS

     State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Series' portfolio securities, and in that capacity maintains cash and certain financial and accounting books and records pursuant to an agreement with the Fund.

     Prudential Mutual Fund Services LLC (PMFS), 194 Wood Avenue South, Iselin, NJ 08830, serves as the transfer agent and dividend-disbursing agent of the Fund. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, payment of dividends and distributions and related functions. In connection with the transfer agency services rendered by PMFS to the Fund, PMFS will be reimbursed for its direct costs, excluding profit and overhead.

     PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036, serves as the Fund's independent accountants and in that capacity audits the Fund's annual financial statements.


CODE OF ETHICS




     The Board of the Fund has adopted a Code of Ethics. In addition, the Manager, Subadviser and Distributor have each adopted a Code of Ethics (collectively, the Codes). The Codes apply to access persons (generally persons who have access to information about the Fund's investment program) and permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available from, the Commission.


                    BROKERAGE ALLOCATION AND OTHER PRACTICES


     The Manager is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. (For purposes of this section, the term "Manager" includes the Subadviser.) The Fund does not normally incur any brokerage commission expense on such transactions. In the market for money market instruments, securities are generally traded on a "net" basis, with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. Portfolio securities may not be purchased from any underwriting or selling syndicate of which the Distributor, or an affiliate (including Prudential Securities Incorporated (PSI)), during the existence of the syndicate, is a principal underwriter (as defined in the 1940
Act), except in accordance with rules of the Commission. The Fund will not deal with the Distributor or its affiliates on a principal basis.


     In placing orders for portfolio securities of the Fund, the Manager is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Manager will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable under the circumstances. While the Manager generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available.

     Subject to the above considerations, PSI, as an affiliate of the Fund, may act as a securities broker (or futures commission merchant) for the Fund. In order for PSI to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by PSI must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow PSI to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. Furthermore, the Board of the Fund, including a majority of the Trustees who are not "interested" persons, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to PSI are consistent with the foregoing standard. Brokerage transactions with PSI are also subject to such fiduciary standards as may be imposed by applicable law.


     During the fiscal years ended January 31, 2003, 2002 and 2001, the Fund paid no brokerage commissions.

     The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the 1940 Act) and their parents during their most recent fiscal year. As of January 31, 2003, the Fund held debt securities of the following:



JP Morgan Chase & Co.                             $  269,585,935

Morgan Stanley Dean Witter & Co.                  $  354,320,289

Merrill Lynch & Co. Inc.                          $  184,000,000

                           SECURITIES AND ORGANIZATION

     The Fund is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which may be divided into an unlimited number of series of such shares, and which presently consist of Short-Term Bond
Series, Short-Term Municipal Bond Series, National Municipal Money Market Series, Taxable Money Market Series, Government Money Market Series, and Treasury Money Market Series. Each share of a Series represents an equal proportionate interest in that Series with each other share of that Series and is entitled to a proportionate interest in the dividends and distributions from that Series. Upon termination of a Series, whether pursuant to liquidation of the Series or otherwise, shareholders of that Series are entitled to share pro rata in the net assets of the Series then available for distribution to such shareholders. Shareholders have no preemptive rights.

     A copy of the Agreement and Declaration of Trust (the Declaration of Trust) establishing the Fund is on file with the Secretary of State of the State of Delaware. The Declaration of Trust provides for the perpetual existence of the Fund. The Fund or a Series, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of an affected Series or by the Trustees upon written notice to the shareholders. Upon termination of the Fund or of a Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund or of the Series as may be determined by the Trustees, the Series shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the shareholders of the Series involved, ratably according to the number of shares of such Series held by the several shareholders of the Series on the date of termination.

     The assets received by the Fund for the issue or sale of shares of a Series and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to that Series, and constitute the underlying assets of that Series. The underlying assets of a Series are segregated and are charged with the expenses, including the organizational expenses, in respect of that Series and with a share of the general expenses of the Fund. While the expenses of the Fund are allocated to the separate books of account of the Series, if more than one Series has shares outstanding, certain expenses may be legally chargeable against the assets of all Series.

     The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides for indemnification by the Fund of the Trustees and the officers of the Fund except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Fund. Such person may not be indemnified against any liability to the Fund or the Fund's shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The Fund will not normally hold annual shareholders meetings. At such time as less than a majority of the Trustees have been elected by the shareholders, the Trustees then in office will call a shareholders meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Fund's Custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon written request of the holders of not less than 10% of the outstanding shares. Upon written request by ten or more shareholders, who have been such for at least six months and who hold shares constituting 1% of the outstanding shares, stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Fund has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as otherwise disclosed in the Prospectuses and in this SAI, the Trustees shall continue to hold office and may appoint their successors.

                 PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

PURCHASE OF SHARES

     Shares of the Series are offered only by investment companies managed by PI and certain investment advisory clients of PIM that have received an Order from the Commission that permits their joint investment in Series of the Fund. The Fund and its Series are managed in compliance with the terms and conditions of the Order.

SALE OF SHARES

     If the Board of Trustees determines that it would be detrimental to the best interests of the shareholders of a Series to make payment wholly or partly in cash, the Series may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Series, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which each Series is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Series during any 90-day period for any one shareholder.

                                 NET ASSET VALUE

     Each Series' net asset value (NAV) per share is determined by subtracting its liabilities from the value of its assets and dividing the remainder by the number of outstanding shares.


     Each Series, except the Short-Term Bond Series and Short-Term Municipal Bond Series, uses the amortized cost method of valuation to determine the value of its portfolio securities. In that regard, the Fund's Board of Trustees has determined to maintain a dollar-weighted average portfolio maturity of 90 days or less, to purchase only instruments having remaining maturities of thirteen months or less, and to invest only in securities determined by the investment adviser under the supervision of the Board to be of minimal credit risk and to be "eligible securities" in accordance with regulations of the Commission. The remaining maturity of an instrument held by the a Series that is subject to a put is deemed to be the period remaining until the principal amount can be recovered through demand or, in the case of a variable rate instrument, the next interest reset date, if longer. The value assigned to the put is zero. The Board also has established procedures designed to stabilize, to the extent reasonably possible, a money market Series' price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of a money market Series' portfolio holdings by the Board, at such intervals as deemed appropriate, to determine whether a money market Series' net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board, and if such deviation exceeds 1/2 of 1%, the Board will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Board will take such corrective action as it regards necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize gains or losses, the shortening of average portfolio maturity, the withholding of dividends or the establishment of net asset value per share by using available market quotations.

     The Fund's NAV is computed once each day at the close of regular trading on the New York Stock Exchange (NYSE), usually at 4:15 PM New York time, on each day the New York Stock Exchange (NYSE) is open for trading. In the event the NYSE closes early on any business day, the NAV of a Fund's shares shall be determined at a time between such closing and 4:30 PM New York time. The NYSE is closed on most national holidays and on Good Friday.


     On days that the NYSE is closed, but the U.S. Government bond market and U.S. Federal Reserve banks are open, NAV is computed 15 minutes after the earlier of the time when the U.S. Government bond market (as recommended by the Bond Market Association) or U.S. Federal Reserve banks close.

                       TAXES, DIVIDENDS AND DISTRIBUTIONS


     The Series have elected to qualify, and each Series intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. This relieves a Series (but not its shareholders) from paying federal income tax on income which is distributed to shareholders, and, if a Series did realize long-term capital gains, permits net capital gains of the Series (i.e., the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of the shareholders, regardless of how long shareholders have held their shares in that Series.

     Qualification as a regulated investment company requires, among other things, that (1) at least 90% of a Series' annual gross income be derived from interest, dividends, payments with respect to securities loans, and gains from the sale or other disposition of securities or options thereon, or other income (including, but not limited to, gains from options) derived with respect to its business of investing in such securities; (2) a Series must diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of a fund's assets is represented by cash, U.S. Government obligations and other securities limited in respect of any one issuer to an amount not greater than 5% of the market value of the Series' assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government obligations) and (c) the Series must distribute to its shareholders at least 90% of its net investment income and net short-term gains (i.e., the excess of net short-term capital gains over net long-term capital losses) in each year.

     In addition, each Series is required to distribute 98% of its ordinary income in the same calendar year in which it is earned. Each Series is also required to distribute during the calendar year 98% of the capital gain net income it earned during the twelve months ending on October 31 of such calendar year, as well as all undistributed ordinary income and undistributed capital gain net income from the prior year or the twelve-month period ending on October 31 of such prior year, respectively. To the extent it does not meet these distribution requirements, a Series will be subject to a non-deductible 4% excise tax on the undistributed amount. For purposes of this excise tax, income on which a Series pays income tax is treated as distributed. The Series intends to make timely distributions in order to avoid this excise tax.

     Gains or losses on sales of securities by a Series will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. The Series do not anticipate realizing long-term capital gains. Other gains or losses on the sale of securities will be short-term capital gains or losses. In addition, debt securities acquired by a Series may be subject to original issue discount and market discount rules, which respectively may cause the Series to accrue income in advance of the receipt of cash with respect to interest or cause gains to be treated as ordinary income.

     Because none of the Series' net income is anticipated to arise from qualified dividends on common or preferred stock, none of its distributions to corporate shareholders will be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

     The National Municipal Money Market Series and the Short-Term Municipal Bond Series intend to invest so that distributions of net investment income to shareholders will generally be exempt from federal income tax. Distributions of net investment income attributable to such Series' tax-exempt interest income will generally be exempt from the federal income tax (though not necessarily exempt from state and local taxes) as long as 50% or more of such Series' assets at the end of each quarter of such Series' taxable year is invested in certain tax-exempt obligations and certain other requirements are satisfied. Exempt-interest dividends attributable to interest on certain "private activity" tax-exempt obligations are a preference item for computing the alternative minimum tax for both individuals and corporations. Moreover, exempt-interest dividends attributable to interest on tax-exempt obligations, whether or not private activity bonds, that are received by corporations will be taken into account (1) in determining the alternative minimum tax imposed on 75% of the excess of adjusted current earnings over alternative minimum taxable income and
(2) in determining the foreign branch profits tax imposed on the effectively connected earnings and profits (with adjustments) of United States branches of foreign corporations. Entities or persons who are "substantial users" (or related persons) of facilities financed by private activity bonds should consult their tax advisers before purchasing shares of such Series.


     It is anticipated that the net asset value per share of each Series, except the Short-Term Bond Series and Short-Term Municipal Bond Series, will remain constant. However, if the net asset value per share fluctuates, a shareholder may realize gain or loss upon the disposition of a share. Any gain or loss realized upon a sale or redemption of shares by a shareholder who is not a dealer in securities will generally be treated as long-term capital gain or loss if the shares have been held for more than one year and otherwise as short-term capital gain or loss. Capital gains from the sale of shares held by certain shareholders for more than five years will be subject to a lower rate of taxation than the rate otherwise applicable to long-term capital gains. Any such loss, however, although otherwise treated as short-term capital loss, will be treated as long-term capital loss to the extent of any capital gain distributions received by the shareholder, if the shares have been held for six months or less. Furthermore, certain rules may apply which would limit the ability of the shareholder to recognize any loss if, for example, the shareholder replaced the shares (including shares purchased pursuant to dividend reinvestment) within 30 days of the disposition of the shares. In such a case, the basis of shares acquired will be readjusted to reflect the disallowed loss.


     Dividends and distributions may also be subject to state and local taxes. Shareholders are advised to consult their tax advisers with respect to the federal, state, and local tax consequences resulting from their investment in the Series.

     The Fund under which the Series are created is organized as a Delaware business trust. Under current law, so long as the Series qualify for federal income tax treatment as described above, it is believed that neither the Fund nor the Series should be liable for any income or franchise tax in the State of Delaware.


                              CALCULATION OF YIELD

     Each money market Series will prepare a current quotation of yield daily. The yield quoted will be the simple annualized yield for an identified seven calendar day period. The yield calculation will be based on a hypothetical account having a balance of exactly one share at the beginning of the seven-day period. The base period return will be the change in the value of the hypothetical account during the seven-day period, including dividends declared on any shares purchased with dividends on the shares, but excluding any capital changes, divided by the value of the account at the beginning of the base period. The yield will vary as interest rates and other conditions affecting money market instruments change. Yield also depends on the quality, length of maturity and type of instruments in a Series' portfolio, and its operating expenses. Each Series also may prepare an effective annual yield computed by compounding the unannualized seven-day period return as follows: by adding 1 to the unannualized seven-day period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

                                              365/7
     Effective yield = [(base period return+1)     ]-1


     The yield and effective yield for the Taxable Money Market Series based on the 7 days ended January 31, 2003 was 1.36% and 1.36%, respectively.


     Each money market Series' yield fluctuates, and an annualized yield quotation is not a representation by the Series' as to what an investment in the Series will actually yield for any given period. Actual yields will depend upon not only changes in interest rates generally during the period in which the investment in a Series is held, but also on changes in the Series' expenses. Yield does not take into account any federal or state income taxes.

     Short-Term Bond Series and Short-Term Municipal Bond Series may from time to time advertise its average annual total return. Average annual total return is computed according to the following formula:


                                                        n
                                                 P (1+T)  =ERV


Where:       P = a hypothetical initial payment of $1,000.
             T = average annual total return.
             N = number of years.
             ERV = ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods.

     Average annual total return does not take into account any federal or state income taxes that may be payable upon redemption.

     Short-Term Bond Series and Short-Term Municipal Bond Series may from time to time advertise its aggregate total return. Aggregate total return represents the cumulative change in value of an investment in the Series and is computed according to the following formula:

                                     ERV - P
                                     -------
                                        P

Where:       P = a hypothetical initial payment of $1,000.
             ERV = ending redeemable value at the end of the 1, 5, or 10 year periods (or fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods.


     Aggregate total return does not take into account any federal or state income taxes that may be payable upon redemption.


                              FINANCIAL STATEMENTS


The Prudential Core Investment Fund - Taxable Money Market Series' financial statements for the fiscal year ended January 31, 2003, incorporated in this SAI by reference to the Fund's 2003 annual report to shareholders (File No. 811-09999), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting. You may obtain a copy of the Fund's annual report at no charge by request to the Fund by calling (800) 225-1852, or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

                      APPENDIX I -- DESCRIPTION OF RATINGS


MOODY'S INVESTORS SERVICES, INC. (MOODY'S)
DEBT RATINGS


     Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     Baa: Bonds which are rated Baa are considered as medium-grade obligations (that is, they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Baa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

SHORT-TERM DEBT RATINGS

     Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

     PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     -    Leading market positions in well-established industries.

     -    High rates of return on funds employed.

     - Conservative capitalization structure with moderate reliance on debt and ample protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternative liquidity.

     PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This normally will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liability is maintained.

     MIG 1: This designation denotes best quality. There is strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     MIG 2: This designation denotes high quality. Margins of protection are ample although not so large as in the proceeding group.

STANDARD & POOR'S RATINGS SERVICES (S&P)
  LONG-TERM ISSUE CREDIT RATINGS


     AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligator's capacity to meet its financial commitment on the obligation is extremely strong.

     AA: An obligation rated AA differs from the highest-rated obligations only in small degrees. The obligator's capacity to meet its financial commitment on the obligation is extremely strong.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligator's capacity to meet its financial commitment on the obligation is still strong.

     BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet the financial commitment on the obligation.

     PLUS (+) OR MINUS (-): The ratings from AA to BBB may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

COMMERCIAL PAPER RATINGS

     A-1: The designation indicated that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

     A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

NOTES RATINGS

     An S&P notes rating reflects the liquidity factors and market risks unique to notes. Notes due in three years or less will likely receive a notes rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

     - Amortization schedule--the longer the final maturity relative to other maturities the more likely it will be treated as a note.

     - Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

     Note rating symbols are as follows:

     SP-1: Strong capacity to pay principal and interest. An issue determined to posses a very strong capacity to pay debt service is given a plus (+) designation.

     SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

FITCH, INC.
 INTERNATIONAL LONG-TERM CREDIT RATINGS

     AAA: Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     AA: Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payments of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     A: High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     BBB: Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

SHORT-TERM DEBT RATINGS

     F1: Highest credit quality. Indicates the best capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

     F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     PLUS (+) OR MINUS (-): Plus and minus signs may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA long-term rating category or to short-term ratings other than F-1.

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS.

    (a) (1) Agreement and Declaration of Trust. Incorporated by reference to Exhibit No. (a)(1) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

        (2) Certificate of Trust. Incorporated by reference to Exhibit No.
        (a)(2) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

        (3) Certificate of Amendment to the Certificate of Trust dated March 5, 2003.*

    (b) By-laws. Incorporated by reference to Exhibit No. (b) to the original Registration Statement on Form N-1A filed via EDGAR on June 27, 2000 (File No. 811-09999).

    (c) Instruments Defining Rights of Shareholders. Incorporated by reference to Exhibit No. (c) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

    (d) (1) Management Agreement between the Registrant and Prudential Investments Fund Management LLC. Incorporated by reference to Exhibit No. (d)(1) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (2) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to Short-Term Bond Series. Incorporated by reference to Exhibit No. (d)(2) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (3) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to National Municipal Money Market Series. Incorporated by reference to Exhibit
        No. (d)(3) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (4) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to Short-Term Municipal Bond Series. Incorporated by reference to Exhibit No. (d)(4) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (5) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to Taxable Money Market Series. Incorporated by reference to Exhibit No. (d)(5) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (6) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to Government Money Market Series. Incorporated by reference to Exhibit No. (d)(6) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (7) Subadvisory Agreement between Prudential Investments Fund Management LLC and The Prudential Investment Corporation with respect to Treasury Money Market Series. Incorporated by reference to Exhibit No. (d)(7) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

    (e) Distribution Agreement with Prudential Investment Management Services LLC. Incorporated by reference to Exhibit No. (e) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

    (g) (1) Custodian Contract between the Registrant and State Street Bank and Trust Company. Incorporated by reference to Exhibit No. (g)(1) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (2) Amendment to Custodian Contract dated July 17, 2001. Incorporated by reference to Exhibit No. (g)(2) to Post Effective Amendment No. 3 on Form N-1A filed via EDGAR on September 26, 2001 (File No. 811-09999).

        (3) Amendment to Custodian Contract dated January 17, 2002. Incorporated by reference to Exhibit No. (g)(3) to Post Effective Amendment No. 4 on Form N-1A filed via EDGAR on March 28, 2002 (File No. 811-09999).

    (h) (1) Transfer Agency and Service Agreement between the Registrant and Prudential Mutual Fund Services LLC. Incorporated by reference to Exhibit No. (h) to Post-Effective Amendment No. 1 on Form N-1A filed via EDGAR on September 19, 2000 (File No. 811-09999).

        (2) Amendment to Transfer Agency and Service Agreement dated September 4, 2002.*

    (i) Not Applicable.

    (j) Consent of Independent Accountants.*

    (k) Not Applicable.

    (l) Not Applicable.

    (m) Not Applicable.

    (n) Not Applicable.

    (o) Not Applicable.

    (p)(1) Code of Ethics of the Registrant dated September 4, 2002.*

    (p)(2) Code of Ethics of Prudential Investment Management, Inc., Prudential Investment LLC and Prudential Investment Management Services LLC dated September 4, 2002.*

    (q) Powers of Attorney dated May 23, 2001. Incorporated by reference to Exhibit No. (q) to Post Effective Amendment No. 4 on Form N-1A filed via EDGAR on March 28, 2002 (File No. 811-09999).


*  Filed herewith.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

  None.

ITEM 25. INDEMNIFICATION.

     As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940 (the 1940 Act) and pursuant to Del. Code Ann. title 12 sec. 3817, a Delaware business trust may provide in its governing instrument for the indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article VII, Section 2 of the Agreement and Declaration of Trust (Exhibit a(1) to the Registration Statement) states that (1) the Registrant shall indemnify any present trustee or officer to the fullest extent permitted by law against liability, and all expenses reasonably incurred by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her service as a trustee, officer or both, and against any amount incurred in settlement thereof and (2) all persons extending credit to, contracting with or having any claim against the Registrant shall look only to the assets of the appropriate Series (or if no Series has yet been established, only to the assets of the Registrant). Indemnification will not be provided to a person adjudged by a court or other adjudicatory body to be liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties (collectively "disabling conduct"). In the event of a settlement, no indemnification may be provided unless there has been a determination, as specified in the Agreement and Declaration of Trust, that the officer or trustee did not engage in disabling conduct. In addition, Article XI of Registrant's By-Laws (Exhibit b to the Registration Statement) provides that any trustee, officer, employee or other agent of Registrant shall be indemnified by the Registrant against all liabilities and expenses subject to certain limitations and exceptions contained in Article XI of the By-Laws. As permitted by Section 17(i) of the 1940 Act, pursuant to Section 10 of the Distribution Agreement (Exhibit e to the Registration Statement), the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from bad faith, gross negligence, willful misfeasance or reckless disregard of duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (Commission) such indemnification is against public policy as expressed in the 1940 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issue.

     The Registrant will purchase an insurance policy insuring its officers and Trustees against liabilities, and certain costs of defending claims against such officers and Trustees, to the extent such officers and Trustees are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy also insures the Registrant against the cost of indemnification payments to officers and Trustees under certain circumstances.

     Section 8 of the Management Agreement (Exhibit d(1) to the Registration Statement), and Section 4 of each Subadvisory Agreement (Exhibits (d)(2) through
(d)(7) to the Registration Statement) limit the liability of Prudential Investments LLC (PI), and Prudential Investment Management, Inc.
(PIM), respectively, to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.

     The Registrant hereby undertakes that it will apply the indemnification provisions of its By-Laws and the Distribution Agreement in a manner consistent with Release No. 11330 of the Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

     Under Section 17(h) of the 1940 Act, it is the position of the staff of the Commission that if there is neither a court determination on the merits that the defendant is not liable nor a court determination that the defendant was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of one's office, no indemnification will be permitted unless an independent legal counsel (not including a counsel who does work for either the Registrant, its investment adviser, its principal underwriter or persons affiliated with these persons) determines, based upon a review of the facts, that the person in question was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Under its Agreement and Declaration of Trust, the Registrant may advance funds to provide for indemnification. Pursuant to the Commission staff's position on Section 17(h), advances will be limited in the following respect:

  (1) Any advances must be limited to amounts used, or to be used, for the preparation and/or presentation of a defense to the action (including cost connected with preparation of a settlement);

  (2) Any advances must be accompanied by a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Registrant by reason of indemnification;

  (3) Such promise must be secured by a surety bond or other suitable insurance; and

  (4) Such surety bond or other insurance must be paid for by the recipient of such advance.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER.

     (a) Prudential Investments LLC (PI)

     See "How the Fund is Managed--Manager" in the Prospectus constituting Part A of this Registration Statement and "Investment Advisory and Other Services" in the Statement of Additional Information (SAI) constituting Part B of this Registration Statement.

     The business and other connections of the officers of PI are listed in Schedules A and D of Form ADV of PI as currently on file with the Commission, the text of which is hereby incorporated by reference (File No. 801-31104).

  The business and other connections of PI's directors and principal executive officers are set forth below. Except as otherwise indicated, the address of each person is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.


NAME AND ADDRESS              POSITION WITH PI                            PRINCIPAL OCCUPATIONS
Robert F. Gunia               Executive Vice President and Chief          Executive Vice President and Chief
                              Administrative Officer                      Administrative Officer, PI; Vice President,
                                                                          The Prudential Insurance Company of America;
                                                                          President, Prudential Investment Management
                                                                          Services LLC (PIMS)

William V. Healey             Executive Vice President, Chief Legal       Executive Vice President, Chief Legal Officer
                              Officer and Secretary                       and Secretary, PI; Vice President and Associate
                                                                          General Counsel, The Prudential Insurance Company
                                                                          of America; Senior Vice President, Chief Legal
                                                                          Officer and Secretary, PIMS

Kevin B. Osborn               Executive Vice President                    Executive Vice President, PI

Judy A. Rice                  Officer-In-Charge, President, Chief         Officer-In-Charge, President, Chief Executive
                              Executive Officer and Chief Operating       Officer and Chief Operating Officer, PI
                              Officer

                                       C-5

Philip N. Russo               Executive Vice President, Chief Financial   Executive Vice President, Chief Financial Officer
                              Officer and Treasurer                       and Treasurer, PI; Director of Jennison Associates
                                                                          LLC

Lynn M. Waldvogel             Executive Vice President                    Executive Vice President, PI


  (b)  Prudential Investment Management, Inc. (PIM)

     See "How the Fund is Managed--Investment Adviser" in the Prospectus constituting Part A of this Registration Statement and "Investment Advisory and Other Services" in the SAI constituting Part B of this Registration Statement.

     The business and other connections of PIM's directors and executive officers are as set forth below. Except as otherwise indicated, the address of each person is Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102.


NAME AND ADDRESS        POSITION WITH PIM      PRINCIPAL OCCUPATIONS

Matthew J. Chanin       Director and Senior    Director and President of Prudential Equity Investors, Inc.; Chairman,
Gateway Center Four     Vice President         Director and President of Prudential Private Placement Investors, Inc.
Newark, NJ 07102

John H. Hobbs           Director and Vice      Chairman, CEO and Director of Jennison Associates LLC; Director of
466 Lexington Avenue,   President              Prudential Trust Company
18th Floor
New York, NY 10017

Philip N. Russo         Director               Director of Jennison Associates LLC; Executive Vice President, Chief
                                               Financial Officer and Treasurer, PI

John R. Strangfeld, Jr. Chairman of the Board, Vice Chairman of Prudential Financial, Inc. (Prudential); Chairman,
                        President and Chief    Director and CEO of Prudential Securities Group; Director and
                        Executive Officer and  President of Prudential Asset Management Holding Company; Director of
                        Director               Jennison Associates LLC; Executive Vice President of The Prudential
                                               Insurance Company of America

James J. Sullivan       Director, Vice         Chairman, Director, President and CEO of Prudential Trust Company;
Gateway Center Two      President and Managing Director and President of The Prudential Asset Management Company, Inc.
Newark, NJ              Director

Bernard Winograd        Director, President    Senior Vice President of Prudential; Director of Jennison Associates
                        and CEO                LLC; Director and Vice President of Prudential Asset Management
                                               Holding Company


ITEM 27. PRINCIPAL UNDERWRITERS.

     (a) Prudential Investment Management Services LLC (PIMS)


     PIMS is distributor for Cash Accumulation Trust, COMMAND Money fund, COMMAND Government Fund, COMMAND Tax-Free Fund, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Prudential California Municipal Fund, Prudential Equity Fund, Inc., Prudential Europe Growth Fund, Inc., Prudential's Gibraltar Fund, Inc., Prudential Global Total Return Fund, Inc., Prudential Government Income Fund, Inc., Prudential Government Securities Trust, Prudential High Yield Fund, Inc.,

Prudential Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., Prudential MoneyMart Assets, Inc., Prudential Municipal Bond Fund, Prudential Municipal Series Fund, Prudential National Municipals Fund, Inc., Prudential Natural Resources Fund, Inc., Prudential Pacific Growth Fund, Inc., Prudential Real Estate Securities Fund, Prudential Sector Funds, Inc., Prudential Short-Term Corporate Bond Fund, Inc., Prudential Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Prudential Tax-Managed Funds, Prudential Tax-Managed Small-Cap Fund, Inc., Prudential Total Return Bond Fund, Inc., Prudential 20/20 Focus Fund, Prudential U.S. Emerging Growth Fund, Inc., Prudential Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Prudential Series Fund, Inc. and The Target Portfolio Trust.

     (b) Information concerning the directors and officers of PIMS is set forth below.


                                                                                        POSITIONS AND OFFICES
NAME (1)                   POSITIONS AND OFFICES WITH UNDERWRITER                       WITH REGISTRANT
Edward P. Baird            Executive Vice President                                     None
213 Washington Street
Newark, NJ 07102

C. Edward Chaplin          Executive Vice President and Treasurer                       None
751 Broad Street
Newark, NJ 07102

John T. Doscher            Senior Vice President and Chief Compliance Officer           None

Robert F. Gunia            President                                                    Vice President and Trustee

William V. Healey          Senior Vice President, Secretary and Chief Legal Officer     None

Michael J. McQuade         Senior Vice President and Chief Financial Officer            None

Stephen Pelletier          Executive Vice President                                     None

Scott G. Sleyster          Executive Vice President                                     None
71 Hanover Road
Florham Park, NJ 07932

Bernard B. Winograd        Executive Vice President                                     None


(1) The address of each person named is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 unless otherwise indicated.

     (c) Registrant has no principal underwriter who is not an affiliated person of the Registrant.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of State Street Bank and Trust Company, One Heritage Drive, North Quincy, MA 02171; Prudential Investment Management, Inc., Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102; the Registrant, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102; and Prudential Mutual Fund Services LLC
(PMFS), 194 Wood Avenue South, Iselin, NJ 08830. Documents required by Rules

31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-1(f) and Rules 31a-1(b)(4) and
(11) and 31a-1(d) will be kept at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102, and the remaining accounts, books and other documents required by such other pertinent provisions of Section 31(a) and the Rules promulgated thereunder will be kept by State Street Bank and Trust Company and PMFS.

ITEM 29. MANAGEMENT SERVICES.

     Other than as set forth under the captions "How the Fund is Managed--Manager," "How the Fund is Managed--Investment Adviser" and "How the Fund is Managed-- Distributor" in the Prospectus and the caption "Investment Advisory and Other Services" in the SAI, constituting Parts A and B, respectively, of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 30. UNDERTAKINGS.

  Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, and State of New Jersey, on the 26th day of March, 2003.


                                       PRUDENTIAL CORE INVESTMENT FUND

                                       By * Judy A. Rice
                                       -----------------------
                                       Judy A. Rice, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                 TITLE                               DATE

 *  Delayne Dedrick Gold              Trustee
-----------------------------
    Delayne Dedrick Gold

 *  Robert F. Gunia                   Trustee and Vice President
-----------------------------
    Robert F. Gunia

 *  Robert E. La Blanc                Trustee
-----------------------------
    Robert E. La Blanc

 *  David R Odenath                   Trustee
-----------------------------
    David R. Odenath

 *  Judy A. Rice                      Trustee and President
-----------------------------
    Judy A. Rice

 *  Robin B. Smith                    Trustee
-----------------------------
    Robin B. Smith

 *  Stephen Stoneburn                 Trustee
-----------------------------
    Stephen Stoneburn

 *  Nancy H. Teeters                  Trustee
-----------------------------
    Nancy H. Teeters

 *  Clay T. Whitehead                 Trustee
-----------------------------
    Clay T. Whitehead

 *  Grace C. Torres                   Treasurer and Principal
-----------------------------         Financial and Accounting
    Grace C. Torres                   Officer


* By: /s/ Jonathan D. Shain                                     March 26, 2003
------------------------------------
          Jonathan D. Shain
          (Attorney-in-Fact)

                         PRUDENTIAL CORE INVESTMENT FUND

                                  EXHIBIT INDEX

EXHIBIT   DESCRIPTION
NUMBER


(a)(3)    Certificate of Amendment to the Certificate of Trust dated March 5,
          2003.*

(h)(2) Amendment to Transfer Agency and Service Agreement dated September 4, 2002.*

(j)       Consent of Independent Accountants.*

(p)(1)    Code of Ethics of the Registrant dated September 4, 2002.*

(p)(2) Code of Ethics of Prudential Investment Management, Inc., Prudential Investment LLC and Prudential Investment Management Services LLC dated September 4, 2002.*

*   Filed herewith.